UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ACTIVE POWER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2128 W. BRAKER LANE, BK 12, AUSTIN, TEXAS 78758

April 13, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Active Power, Inc., which will be held at our principal executive offices, located at 2128 W. Braker Lane, Austin, TX 78758, BK 12, on Thursday, May 13, 2010, at 1:00 p.m. Central Time.

Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

After careful consideration, our Board of Directors has unanimously approved the proposals set forth in the proxy statement and recommends that you vote in favor of such proposals, including the proposal for the election of the directors nominated to the Active Power, Inc. Board of Directors, the proposal to approve our 2010 Equity Incentive Plan and the proposal to ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2010.

You may vote your shares by telephone, by the Internet, or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. Telephone and Internet voting instructions can be found on the attached proxy. Representation of your shares at the Annual Meeting is very important. Accordingly, whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy promptly by one of the methods offered. You may revoke your proxy at any time prior to the Annual Meeting. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

Sincerely,

James A. Clishem President, Chief Executive Officer & Director

ACTIVE POWER, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2010

TO THE STOCKHOLDERS OF ACTIVE POWER, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Active Power, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 13, 2010, at 1:00 p.m. Central Time, at our principal executive offices, located at 2128 W. Braker Lane, Austin, Texas 78758, BK 12, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect two Class I Directors to serve until our 2013 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

2.	To approve the Company’s 2010 Equity Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on March 15, 2010 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the proxy in the envelope enclosed for your convenience, or vote your shares by telephone or by the Internet as promptly as possible. Telephone and Internet voting instructions can be found on the attached proxy. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

John K. Penver

Vice President of Finance, Chief Financial Officer

& Company Secretary

Austin, Texas

April 13, 2010

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2010

Our financial and other information is contained in our Annual Report to Shareholders for the fiscal year ended December 31, 2009. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2010 Annual Report to Shareholders, including our Form 10-K for the year ended December 31, 2009, are available at our website at www.activepower.com.

ACTIVE POWER, INC.

2128 W. Braker Lane, BK 12

Austin, Texas 78758

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2010

General

The enclosed proxy is solicited on behalf of the Board of Directors of Active Power, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 13, 2010 (the “Annual Meeting”). The Annual Meeting will be held at 1:00 p.m. Central Time at our principal executive offices, located at 2128 W. Braker Lane, Austin, Texas 78758, BK 12. These proxy solicitation materials were mailed on or about April 13, 2010, to all stockholders entitled to vote at our Annual Meeting.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On March 15, 2010, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 79,710,373 shares of our common stock outstanding and no shares of our preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 15, 2010. The presence, in person or by proxy, of holders of a majority of our shares entitled to vote is necessary to constitute a quorum at this Annual Meeting. Stockholders may not cumulate votes in the election of directors. The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director. The nominees receiving the greatest number of votes at the Annual Meeting will be elected to our Board of Directors, even if they receive less than a majority of such shares. The proposals to approve the Company’s 2010 Equity Incentive Plan and to ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2010 will each be approved upon the affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at the Annual Meeting. Broker non-votes (i.e., proxies submitted by brokers or nominees specifically indicating lack of discretionary authority to vote on the matter) are not considered votes cast.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Proxies

If the enclosed form of proxy is properly signed and returned or if you properly follow the instructions for telephone or Internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our Board of Directors unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will also be voted FOR the approval of Proposals Two and Three as described in this Notice of Annual Meeting and proxy statement. You may revoke or change your proxy at any time before the Annual Meeting by filing with our Corporate Secretary at our principal executive offices at 2128 W. Braker Lane, Austin, Texas 78758, BK 12, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one (1) copy of the proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s investor relations department at (512) 836-6464 or by mail addressed to Investor Relations, c/o Active Power, Inc., 2128 W. Braker Lane, Austin, TX 78758, BK 12, requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

Deadline for Receipt of Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2011 Annual Meeting of Stockholders and in our proxy statement and form of proxy relating to that meeting must be received by us at our principal executive offices in Austin, Texas, addressed to our Corporate Secretary, not later than December 14, 2010, the date which is 120 days prior to April 13, 2011. With respect to any stockholder proposal not submitted pursuant to Rule 14a-8 and unless notice is received by us in the manner specified in the previous sentence, the proxy holders shall have discretionary authority to vote against any proposal presented at our 2011 Annual Meeting of Stockholders. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

Composition of the Board

The full Board of Directors currently consists of seven directors. The Board, in accordance with our certificate of incorporation, is divided into three classes, with Class I and Class II each having two directors and Class III having three directors. The terms of each class expire at successive annual meetings so that stockholders elect one class of directors at each annual meeting.

The current composition of the Board is:

Class I Directors (term expiring at this Annual Meeting)	Rodney S. Bond * Benjamin L. Scott *

Class II Directors (serving until the 2011 Annual Meeting)	Jan H. Lindelow James A. Clishem

Class III Directors (serving until the 2012 Annual Meeting)	Ake Almgren James E. deVenny III Robert S. Greenberg

*	term expiring at this Annual Meeting

The election of two Class I Directors will take place at the meeting. At its meeting on February 11, 2010, the Board approved the recommendation of the Nominating and Corporate Governance Committee that the full Board remains comprised of seven directors and that the two Class I Directors be elected for a three-year term.

If elected at the Annual Meeting, each of the two Class I Director nominees will serve on the Board until the Annual Meeting of Stockholders in 2013, or, in each case, until their successors are duly elected and qualified in accordance with the Company’s Bylaws. If either of the two nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board or the named proxies. Management has no reason to believe that any of the nominees for election named below will be unable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Your Board Recommends Stockholders

Vote FOR each of the two Nominees Listed Below

Nominees for Election as Class I Directors with Terms Expiring at the 2013 Annual Meeting

Name	Age	Current Position	Proposed Class of Director
Rodney S. Bond	65	Director	Class I
Benjamin L. Scott	60	Chairman, Director	Class I

Rodney S. Bond, 65, has served as a member of our Board of Directors since September 1994. From October 2000 to the present, Mr. Bond has served as a principal engaged in financial and strategic planning consulting at Sherman Partners, and until the sale of the company in January 2008, was also the Executive Vice President of UpLink Corporation, a privately held supplier of GPS business solutions for the golf industry. From May 1990 to October 2000, Mr. Bond served primarily as Chief Financial Officer of VTEL Corporation, a publicly traded digital video communications company. Prior to joining VTEL Corporation, Mr. Bond had served in executive financial and general management positions with both public and private emerging companies. Mr. Bond currently serves on the boards of directors of several private and non-profit enterprises, and holds a B.S. in Metallurgical Engineering from the University of Illinois and an M.B.A. from Northwestern University.

We believe that Mr. Bond’s qualifications to sit on our Board of Directors include previous general and financial management experience with rapidly growing and publicly traded technology companies, including specific experience as Chief Financial Officer for a public entity that provides financial expertise to our board. Mr. Bond also has extensive board experience and has provided strategic and financial advice to emerging companies since 1990. His specific experience as a public company CFO and his advanced degree in business management, as well as his extensive business experience, qualify him as an “audit committee financial expert” and to serve as a member of our Audit Committee.

Benjamin L. Scott, 60, has served as a member of our Board of Directors since March 2002 and as Chairman of the Board of Directors since February 2007. During 2009 Mr. Scott co-founded LiveOak Venture Partners, a venture capital firm. Prior to this, Mr. Scott served as a Venture Partner with Austin Ventures, a venture capital firm, from May 2002 until June 2009. From January 2000 to May 2002, Mr. Scott served as a Partner with Quadrant Management, a venture capital firm. From October 1997 to November 1999, Mr. Scott served as the Chairman and Chief Executive Officer of IXC Communications, a public provider of data and voice communications services that is now known as Broadwing Communications. Mr. Scott has served as a senior executive with AT&T, PrimeCo and Bell Atlantic. Mr. Scott also serves on the boards of directors of several private companies and holds a B.S. in Psychology from Virginia Polytechnic Institute and State University.

We believe that Mr. Scott’s qualifications to sit on our Board of Directors include his extensive general management experience with large and with rapidly growing technology companies, as well as more than 10 years of experience in the venture capital industry, where he routinely helps provide strategic and financial guidance to emerging technology companies. He routinely sits on the boards of emerging companies, including other public entities, and is involved with personnel management issues, including compensation and recruitment, which further qualifies him to serve as a member of our Compensation Committee.

Continuing Class II Directors with Terms Expiring at the 2011 Annual Meeting of Stockholders

Jan H. Lindelow, 64, has served as a member of our Board of Directors since February 1998. Mr. Lindelow joined Tivoli, a unit of IBM Software Group, in June 1997 and served as Chairman and Chief Executive of Tivoli until the spring of 2001. He then became Vice President, Emerging Business Development for IBM until his retirement in 2002. From 1994 to 1995, Mr. Lindelow was President and Chief Operating Officer of Symbol

Technologies, a leader in handheld computing and scanning technologies. He also served in several senior executive positions with Asea Brown Boveri (ABB), a global company delivering power, energy and automation technologies, from 1988 to 1994. Prior to ABB, Mr. Lindelow was President of Worldwide Sales and Service at Unisys/Sperry Computer Systems, a worldwide information technology services and solutions company. Mr. Lindelow serves as an active board member of several enterprises, primarily in the high technology industry. From 2007 until its sale in 2009, Mr. Lindelow served as Chairman of the board of directors of Vignette Corporation, and during 2009, Mr. Lindelow served as a director of the following private companies: Credant Technologies, HyPerformix, Inc. (as Chairman) and Troux Technologies. Mr. Lindelow holds an M.S. in Electrical Engineering from the Royal Institute of Technology in Stockholm, Sweden.

We believe that Mr. Lindelow’s qualifications to sit on our Board of Directors include his significant management and board room experience leading small to mid-sized companies, both public and private, offering strategic insights into the high technology industry as well as the markets served by the Company, including the power industry, where he has direct management experience. He routinely sits on the boards of emerging companies, including other public entities, and is involved with overall financial reviews of company and management issues of those companies, which further qualifies him to serve as a member of our Audit Committee.

James A. Clishem, 53, serves as the Chief Executive Officer and President of Active Power and has served as a member of the Board of Directors since assuming these responsibilities in May 2006. From November 2005 until May 2006, Mr. Clishem was President and Chief Operating Officer of the Company, and from May 2005 until November 2005, he served as Vice President of Business Development for the Company. From 2004 until joining Active Power, Mr. Clishem was most recently Vice President of Business Development at Peregrine Systems, Inc., a publicly traded enterprise software company. Between 1999 and 2004, Mr. Clishem was founder and Chief Executive Officer of Xodiax, Inc., a managed IT services business. He has also held executive management positions with Broadwing Communications, ntr.net Corp., MCI, Ericson and Tandem Computers. Mr. Clishem holds a B.S. and an M.S. in Electrical Engineering from the University of Louisville and an M.B.A. from Southern Methodist University.

As the only management representative on our Board, Mr. Clishem provides an insider’s perspective to our Board discussions about the business and strategic direction of the Company. In addition, he has extensive experience founding, owning and operating data center businesses, the primary customer focus for our business. He has extensive and deep knowledge in all aspects of our business and advanced studies in business management that further qualify him to sit on our Board of Directors.

Continuing Class III Directors with Terms Expiring at the 2012 Annual Meeting of Stockholders

Ake Almgren, 63, has served as a member of our Board of Directors since March 2004. Since June 2009, Dr. Almgren has served as the Chief Executive Officer and President of International Battery, a manufacturer of lithium ion cells and batteries. Since May 2003, Dr. Almgren has also served as President of his consultant company, ORKAS Corp. From July 1998 to May 2003, Dr. Almgren served as Chairman and Chief Executive Officer of Capstone Turbine Corp. Prior to his employment at Capstone, Dr. Almgren had a 26-year career at ASEA Brown Boveri Limited (ABB), a worldwide power solutions company, where he held the position of worldwide Business Area Manager for Distribution Transformers and managed the operation of 36 plants in 28 countries. He also was President of ABB Power T&D Company, President of ABB Power Distribution, and President of ABB Power Systems during his tenure at ABB. Dr. Almgren also serves on the board of managers of PJM Interconnect LLC. Dr. Almgren holds a Ph.D. in Engineering from Linkopings Tekniska Hogskola in Sweden and a Masters of Mechanical Engineering from the Royal Institute of Technology in Stockholm, Sweden.

We believe that Dr. Almgren’s qualifications to sit on our Board of Directors include his extensive background in executive management and leadership of companies in the power quality, alternative and clean technology sectors, and his extensive connections throughout the power quality industry. His current and prior CEO experience has qualified him to understand all aspects of managing and building a technology-based business, and his direct experience in financing the growth of these businesses as well as their overall financial management further qualifies him to serve as a member of our Audit Committee.

James E. deVenny III, 62, has served as a member of our Board of Directors since March 2008. From 1999 until March 2008, Mr. deVenny served as the co-founder, President and Chief Executive Officer of Dataside LLC, a Texas-based provider of enterprise data center space and managed network services. Mr. deVenny is now an independent consultant through his business, JD Investments. Prior to founding Dataside, Mr. deVenny co-founded Computex Support Systems, where he was employed for 15 years and was involved in the design and development of mission-critical data centers and telecommunications sites. Prior to this he spent five years as Vice President of Sales and Marketing for International Power Machines, a manufacturer of uninterruptible power supply systems. Mr. deVenny also serves on the boards of directors of Lumenate, a private technology consulting services company and Verado, an energy services software company. He holds a Bachelor of Science degree in Journalism and Communications from the University of Florida.

We believe that Mr. deVenny’s qualifications to sit on our Board of Directors include his extensive experience in the UPS industry, where he held senior sales and marketing positions for a rapidly growing UPS company, and experience gained from the founding and operating of hosted data center businesses, which are a primary target market for us. Mr. deVenny’s depth of industry knowledge and contacts uniquely positions him to provide valuable insights to our Board and management with respect to strategic and operational matters, as well as the markets for our products. Mr. deVenny also brings general financial and personnel management acumen to our Board, which he gained from owning and operating his own businesses, and this further qualifies him to serve as a member of our Compensation Committee.

Robert S. Greenberg, 56, has served as a member of our Board of Directors since March 2009. Since January 2009, Mr. Greenberg has been the Chief Information Officer and Vice President for Agco Corporation, a global manufacturer and distributor of agricultural equipment. Prior to joining Agco Corporation, Mr. Greenberg was Vice President and Chief Information Officer for five years with Nissan Americas, the U.S. subsidiary of Nissan Motor Ltd, a global automotive manufacturer. Mr Greenberg also served in executive and CIO capacities over 20 years with Avaya, Inc., a global enterprise communications provider, Dell Computer, Inc and Exxon Mobil, including time spent in Asia Pacific. Mr. Greenberg holds both Bachelor of Science and Masters of Engineering degrees in Operations Science and Industrial Engineering from Cornell University and an M.B.A. in Finance from the University of Maryland.

We believe that Mr. Greenberg’s qualifications to sit on our Board of Directors include his extensive international and multi-national management experiences as a Chief Information Officer for a number of global companies. This experience allows him to provide the Board with unique insights of the CIO community, a key target customer segment for the Company’s business, as well as important strategic and operational guidance with respect to information technology matters. As a key executive managing business operations and staffing levels significantly greater than ours, Mr. Greenberg is able to provide valuable perspective on human resource related matters, which further qualifies him to serve on our Compensation Committee.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines under its “Code of Business Conduct and Ethics,” which are available on the Company’s website at www.activepower.com under the “About Us” tab under the heading of “Investor Relations” and sub-heading of “Corporate Governance”. They are also available in print for any stockholder who requests them. These guidelines were adopted by the Board to ensure that the

Board is independent of management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interest of the stockholders.

On an annual basis, each director and executive officer is obligated to complete a Directors and Officers Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Pursuant to the Code of Business Conduct and Ethics, the Board is charged with resolving any conflicts of interest involving the Chief Executive Officer, the Chief Financial Officer or any other executive officer of the Company.

Board Leadership Structure and Board’s Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Our Board of Directors also allows independent directors to meet without the presence of management. The independent directors of our Board of Directors met 12 times during 2009. Benjamin Scott, our Chairman, leads these meetings. These meetings are held in conjunction with each regularly scheduled meeting of our Board of Directors. Any of our directors may request a session comprised of only independent directors at any time.

Our Board oversees risk management in a number of ways. The Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties. Similarly, the Compensation Committee considers risk management when setting the compensation policies and programs for our executives and other employees. The full Board receives reports on various risk-related items at its regular meetings including risks related to the Company’s manufacturing and sales operations, products, customer relationships and employees. The full Board considers these reports and provides feedback to management regarding our risk exposure, the potential impact on the Company, and steps being taken to mitigate such risks.

Director Independence

In accordance with the Nasdaq listing requirements, the Board of Directors has determined the independence of each director and nominee for election as director in accordance with the guidelines it has adopted. Based on those standards, at its meeting held in February 2010, the Board determined that each of Messrs. Almgren, Bond, deVenny, Greenberg, Lindelow and Scott, our non-employee directors, is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules, and has no relationship with the Company except as a director and stockholder of the Company, unless otherwise stated under “Certain Transactions” in the Compensation Discussion and Analysis section of this proxy statement.

Nominations for Directors

The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating and Corporate Governance Committee believes that candidates for director should have certain attributes, including leadership, independence, interpersonal skills, financial acumen, business experience, industry knowledge, integrity, competence and dedication. The Nominating and Corporate Governance Committee also considers issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is important that the Board of Directors represent diverse viewpoints. The Nominating and Corporate Governance Committee considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and be addressed to the Chairman of the Nominating and Corporate Governance Committee in care of the Secretary of the Company at the Company’s headquarters address listed below, and must be received no later than December 14, 2010 in order to be considered for inclusion in the proxy statement for the next annual election of directors.

Chairman of the Nominating and Corporate Governance Committee

Active Power, Inc.

c/o Secretary

2128 West Braker Lane, BK 12

Austin, Texas 78758

Any such stockholder nomination notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address and residential address of the recommended candidate; (ii) the principal occupation or employment of such recommended candidate; (iii) the class and number of shares of our stock that are beneficially owned by such recommended candidate; (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder; and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (i) a representation that the stockholder is a holder of record of our common stock entitled to vote at such meeting; (ii) the name and address, as they appear on our books, of the stockholder proposing such nomination; (iii) the class and number of shares of our common stock that are beneficially owned by such stockholder; (iv) any material interest of the stockholder in such recommendation; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such stockholder’s capacity as proponent of a stockholder proposal. Assuming that a stockholder recommendation contains the information required above, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail or via email. The following address may be used by those who wish to send such communications by regular mail:

[Board of Directors] or [Name of Individual Director(s)]

Active Power, Inc.

c/o Secretary

2128 West Braker Lane, BK 12

Austin, Texas 78758

Stockholders who wish to send such communications electronically may do so via the “Contact Us” tab on the Company’s website at www.activepower.com. You may leave a message to any one or a combination of directors. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company’s books, of the stockholder sending such communication, and (iii) the class and number of shares of Active Power that are beneficially owned by such stockholder.

The Board has instructed the Secretary to review all communications so received (via regular or electronic mail), and to exercise his discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications, advertising and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary and not forwarded to the Board.

Code of Ethics

The Company’s Code of Business Conduct and Ethics, which is the Company’s code of ethics applicable to all directors, officers, employees and consultants worldwide, embodies the Company’s global principles and practices relating to the ethical conduct of the Company’s business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business. The Code of Business Conduct and Ethics is intended to comply with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 and with Nasdaq listing requirements. Our Code of Business Conduct and Ethics is posted on our Internet website under the “Corporate Governance” tab of our “Investor Relations” page, which can be found by clicking on “About Us” from our website located at www.activepower.com.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Business Conduct and Ethics relating, among other things, to:

•	Accounting practices, internal accounting controls or auditing matters and procedures;

•	Theft or fraud of any amount;

•	Insider trading;

•	Performance and execution of contracts;

•	Conflicts of interest;

•	Violations of securities and antitrust laws; and

•	Violations of the Foreign Corrupt Practices Act.

Any stockholder, employee or interested party can call the following toll-free number to submit a report:

1-800-625-1731

The number is operational 24 hours a day, seven days a week.

MEETINGS AND COMMITTEES OF THE BOARD

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. In 2009, the Board of Directors met 12 times and did not act by written consent. All directors attended or participated in at least 75% of the meetings of the Board or committees on which they served during the period in which they served on the Board or such committees during the year ended December 31, 2009.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In accordance with best practice and the Nasdaq listing requirements, all the committees are comprised solely of non-employee, independent directors. Charters for each of the Committees are available on the Company’s website at www.activepower.com under the “About Us” tab and heading of “Investor Relations” and subheading of “Corporate Governance”. The charter of each committee is also available in print to any stockholder who requests it. The table below shows current membership of each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Rodney S. Bond *	Benjamin L. Scott *	Jan H. Lindelow *
Ake Almgren	Robert S. Greenberg	Rodney S. Bond
Jan H. Lindelow	James E. deVenny III	Benjamin L. Scott

*	- Committee Chairman

Audit Committee

The Audit Committee is responsible for the selection, retention and oversight of our independent auditors. In addition, the Audit Committee reports to the Board of Directors with regard to:

•	the scope of our annual audits and fees to be paid to auditors;

•	our compliance with legal and regulatory requirements;

•	the integrity of our financial statements and the compliance with our accounting and financial policies; and

•	management’s procedures and policies relative to the adequacy of our internal accounting controls.

The Audit Committee is further responsible for the pre-approval of all audit and non-audit services performed by our independent auditors. The members of the Audit Committee throughout 2009 and as of December 31, 2009 were Messrs. Bond, Lindelow and Almgren. Mr. Bond serves as the Chairman of the Audit Committee. The Audit Committee held seven meetings during 2009. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The Board of Directors has determined that Mr. Bond is qualified as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and all forms of compensation to be provided to our executive officers. The Compensation Committee also manages the granting of stock options to new and existing employees. The Compensation Committee reviews bonus arrangements for all of our executive officers and stock compensation for our new and existing employees. The Compensation Committee also administers our equity incentive plan. The members of the Compensation Committee during 2009 were Messrs. Anderson (through May 2009), Scott, deVenny and Greenberg (from May 2009). Mr. Scott serves as Chairman of the Compensation Committee. The Compensation Committee held seven meetings during 2009. The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was established to assist our Board of Directors in fulfilling its responsibilities for identifying qualified individuals to become members of the Board of Directors; determining the composition and compensation of the Board of Directors and its committees; monitoring the effectiveness of the Board of Directors and facilitating the measurement of the effectiveness of its committees; and developing, monitoring and evaluating sound corporate governance policies and procedures promoting honest and ethical conduct, including policies pertaining to the identification and treatment of conflicts of interest. The members of the Nominating and Corporate Governance Committee during 2009 were Messrs. Anderson through (May 2009), Bond, Scott and Lindelow (from May 2009), with Mr. Anderson serving as its Chairman through May 2009 and then Mr. Lindelow serving as Chairman since May 2009. The Nominating and Corporate Governance Committee held five meetings during 2009. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Attendance at Annual Meetings

We encourage, but do not require, the members of our Board of Directors to attend our annual meetings. Five of our seven directors attended our Annual Meeting of Stockholders held on May 14, 2009.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and none of them are past or present employees or officers of the Company or any of our subsidiaries. No member of our Compensation Committee has any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on a board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers serves on our Board or our Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to the audit of our fiscal 2009 financial statements:

Management is responsible for Active Power’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Active Power’s financial statements and internal controls in accordance with U.S. generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Active Power’s financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee has also met and held discussions with management and the independent auditors regarding Active Power’s internal controls. Management provided the Audit Committee management’s assessment of the Company’s internal controls, and the Audit Committee has reviewed and discussed the internal controls with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T (Communication with Audit Committees).

Active Power’s independent auditors also provided to the Audit Committee the written disclosures required by Rule 3526 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence and considered the compatibility of non-audit services with the independent auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the reports of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements and assessment of internal controls in Active Power’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Rodney S. Bond (Chair)

Ake Almgren

Jan H. Lindelow

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain biographical information concerning our current executive officers:

Name	Age	Position(s)
James A. Clishem	53	President, Chief Executive Officer and Director

John K. Penver	47	Vice President of Finance, Chief Financial Officer and Secretary

Lisa M. Brown	44	Vice President—Marketing & Sales Operations

Dietmar Papenfort	43	Vice President—Sales-EMEA & Asia Pacific

Jason P. Rubin	41	Vice President—Manufacturing

Uwe Schrader-Hausmann	55	Chief Technical Officer

Martin T. Olsen	48	Vice President – Business Development

Executive Officers

James A. Clishem has been our President and Chief Executive Officer since May 2006. Mr. Clishem joined Active Power in June 2005 as our Vice President of Business Development and was promoted to be our President and Chief Operating Officer in November 2005 before his promotion to Chief Executive Officer. He became one of our directors in June 2006. Mr. Clishem came to Active Power from Peregrine Systems, Inc., a publicly traded enterprise software company, where he served as Vice President of Business Development focusing on global alliances since 2004. From 1999 until it was sold in 2004, he was founder, President and CEO of Xodiax, a profitable managed IT services business, which was recognized by Inc Magazine as one of the fastest growing privately held companies in the country. Mr. Clishem also served as Vice President of Data Services for Broadwing Communications, where he had responsibility for a $150 million business unit. He has also held various executive roles at ntr.net, MCI, Ericsson, and Tandem Computers. Mr. Clishem holds a B.S. and M.S. in Electrical Engineering from the University of Louisville and an M.B.A from Southern Methodist University in Dallas, Texas.

John K. Penver was hired in February 2005 as Chief Financial Officer and Vice President of Finance and oversees all of our accounting, finance, treasury, investor relations, human resources and IT operations. Prior to joining Active Power, Mr. Penver served as Chief Financial Officer or Vice President of Finance for a number of public and private technology and manufacturing-based organizations, including PerformanceRetail, Inc., a privately held retail management software company, Factory Logic, Inc., a privately held enterprise-application software company, Yclip Corporation, a privately held internet-marketing software company, and Silicon Gaming, Inc., a publicly traded manufacturer of high-technology slot machines for the gaming industry. Mr. Penver also had 12 years of audit experience with the international accounting firm of Deloitte & Touche LLP in both the U.S. and Australia. Mr. Penver is a Certified Public Accountant and a Chartered Accountant, and holds a Bachelor of Business in Accounting from Monash University in Australia and an M.B.A. from Santa Clara University in California.

Lisa M. Brown was hired in December 2005 as our Vice President of Marketing and Sales Operations. In this role she is responsible for all of our product and corporate marketing, product development, public relations and sales operations functions. Prior to joining Active Power, Ms. Brown spent 14 years with Broadwing Communications, a telecommunications infrastructure provider, where she held executive positions including Vice President of Marketing, Sales Operations and Customer Operations. Ms. Brown holds a Bachelor of Science degree in Business Administration, Finance, from Bloomsburg University in Pennsylvania.

Dietmar Papenfort joined Active Power in October 2009 as Vice President of Sales—EMEA and Asia Pacific. He is responsible for managing Active Power’s direct sales strategy to drive sales growth and market penetration in Europe, Middle East, Africa and Asia Pacific. Prior to joining Active Power, Mr. Papenfort most recently worked for AEG Power Solutions, a German-based manufacturer of UPS products, for 16 years in a combination of engineering, product marketing and sales roles and where he most recently was Vice President of Sales for North East Europe since July 2000. Mr. Papenfort holds a Diploma of Electrical Engineering from University Paperbron in Germany.

Jason P. Rubin joined Active Power in March 2000 as a production planner and held various positions in our manufacturing group before being promoted to Vice President of Manufacturing in October 2005. In this role Mr. Rubin is responsible for the manufacture and testing of all Active Power products as well as managing all material and logistic requirements to support production and our global customer service activities. Mr. Rubin has over 15 years of manufacturing experience in multiple industries and immediately prior to joining Active Power was involved in managing operations and manufacturing systems for Windsport, Inc., a fabricated textile manufacturer. Mr. Rubin holds a Bachelor of Science degree in Industrial Engineering from the University of Oklahoma at Norman.

Uwe Schrader-Hausmann joined Active Power in August 2005 and held various positions in our EMEA sales engineering group and as Managing Director of Active Power (Germany) GmbH before being promoted to Vice President—Technical Services in October 2007 and then to Chief Technical Officer in January 2009. In this role he is responsible for all customer-facing technical service functions, including applications engineering, project management, and project implementation, as well as for all of our product development activities. Mr. Schrader-Hausmann has over 28 years of experience in the UPS industry. Prior to joining Active Power, he spent 26 years with Piller Power Systems GmbH, a German-based rotary UPS manufacturer, most recently as Chief Technical Officer. He also has UPS experience with Max Mueller Gildemeister GmbH in Germany. Mr. Schrader-Hausmann holds a Diplom-Ingeneur (the German equivalent of a Master of Science degree) from The University of Applied Science in Hanover, Germany.

Martin T. Olsen joined Active Power in April 2007 as a Director of Product Management before being promoted in May 2008 to Vice President of Business Development. In January 2010, Mr. Olsen was promoted to Vice President—Channel Sales & Business Development. In this role Mr. Olsen is responsible for our global channel sales business for our OEM partners and our IT Channel sales partners, as well as our business development activities to expand our product and sales distribution channels. Prior to joining Active Power, Mr. Olsen was the Director for the data center group at Wright Line LLC, a global data center infrastructure provider, for four years, and prior to that was a product marketing manager with American Power Conversion Corp., a global UPS manufacturer in the U.S., Europe and Asia. He also has prior product management experience with Siligen AS, a manufacturer of power availability products in Denmark. A U.S. patent holder, Mr. Olsen holds a Bachelor of Science degree in Marketing from the International Business College at Kolding, Denmark, and diplomas in Logistics and International Business Law from the International Business College at Kolding, Denmark.

Gary P. Rackow, who was our Vice President of Sales—Americas, passed away on March 16, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

All of our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Different programs are geared to short- and longer-term performance with a goal of increasing long-term stockholder value. Executive compensation programs impact all of our employees by setting general levels of compensation and helping to create an environment of expectation of superior performance and being rewarded for achievement of goals.

We believe that the compensation of our executives should reflect their success as a management team, rather than as individuals, in attaining key operating objectives such as revenue growth, reductions in operating losses, achievement of operating profitability and positive cash flow, growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for our stock. We believe that the performance of our executives in managing the Company considered in light of general economic conditions and specific company, country, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or otherwise, but rather on the long-term price of our stock, as that will more accurately reflect the quality of our operating performance and ultimately, the management of the Company by our executives. We will also evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior executives in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of similar or peer companies. To that end, we believe that executive compensation packages provided by the Company to its executives, including its Named Executive Officers, as defined below, should include both cash and stock-based compensation that reward performance against measured goals.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2009, as well as the other individuals included in the Summary Compensation Table on page 25, are referred to as “Named Executive Officers.”

Role of Executive Officers in Compensation Decisions

The Compensation Committee of the Board of Directors (the “Committee”) makes all compensation decisions for the Named Executive Officers and for all of the executive officers of the Company.

The Chief Executive Officer annually reviews the performance of all of the Company’s executive officers (other than the Chief Executive Officer, whose performance is reviewed by the Committee). The conclusions reached and recommendations based on those reviews, including with respect to salary adjustments and annual bonus and award amounts, are presented to the Committee by the Chief Executive Officer. The Company participates in annual salary benchmarking surveys with Radford Surveys & Consulting, a division of Aon Corporation (“Radford”) an outside human resources consulting organization, and obtains benchmark data from these surveys to assist the Chief Executive Officer in making his recommendations to the Committee. Though the Committee is not obligated to follow the Chief Executive Officer’s recommendations, the Committee gives them great weight in making its decisions as the Chief Executive Officer is in the best position to assess the performance of the other Named Executive Officers and identifying key criteria for the Committee to consider in making its final decisions relating to compensation of the Named Executive Officers (other than the Chief Executive Officer). The Committee has used its discretion in making final decisions regarding the compensation of Named Executive Officers. The Committee may also independently seek information relating to salary, equity and market data to validate the information presented by the Chief Executive Officer or to come to its own conclusions and recommendation. In 2009 the Committee directly and separately engaged Radford to prepare benchmark data with respect to salary, bonus and target equity levels for all of the Company’s executive officers, including the Chief Executive Officer, and to help it validate the information presented by the Chief Executive

Officer. Neither our Chief Executive Officer nor any other member of executive management votes on items before the Committee; however, the Committee and Board of Directors solicit the views of the Chief Executive Officer and work with other members of management to determine the agenda for each of their meetings, as well as with our human resources department and outside advisors to prepare meeting materials.

The Committee retained the services of Radford directly on a number of occasions during 2009 to provide independent advice to the Committee and Board with respect to matters including executive salaries, director compensation levels and the stock option exchange program that the company’s shareholders approved at the 2009 annual meeting. Management of the Company does not use Radford for any consulting services related to compensation matters, although the Company participates in annual salary surveys conducted by Radford, and is able to use the survey results as benchmarking data for establishing salary and benefits for all of its employees other than executive officers. Management’s only role with respect to the use of Radford is to provide company-specific data to Radford to enable it to complete its engagement for the Board or Committee. The decision to use Radford for consulting services was in each case recommended and approved by the Board or the appropriate committee, depending on the purpose of the engagement, and was not made or recommended by management in any case.

Setting Executive Compensation

Based on the above objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company, and to reward the executives for achieving such goals. In furtherance of this, the Committee has directly retained the services of Radford to benchmark the total compensation program for all of its executive officers. Radford provides the Committee with relevant market data and alternatives and recommendations to consider when making compensation decisions for the Named Executive Officers and for all executive officers of the Company.

Elements of compensation for our executive officers include: base salary, annual bonus, stock incentive awards, and employee benefits. Base salaries for our Named Executive Officers are set at the regularly scheduled meeting of the Committee in the first quarter of each year (usually in January). At this meeting, the Committee also approves and adopts the management incentive plan for the new financial year, determines the awards from the previous year’s management incentive plan, and typically grants stock-based awards to all of our Named Executive Officers.

At the beginning of each year, it has been the practice of the Committee to review the history of all of the elements of each Named Executive Officer’s total compensation over each of the past 3-4 years, and compare the compensation of the Named Executive Officers with that of other executive officers in an appropriate market comparison group (discussed below), using comparative data supplied by Radford. The comparative data supplied by Radford pertains to base salary, annual bonus and equity awards and is derived from compensation data of other high-technology public companies in North America with similar revenue or expense levels to the Company. The purpose of this analysis is to determine whether the compensation offered to each Named Executive Officer, both in its totality and with respect to each of the constituent components, is competitive with the applicable market comparables that the Committee has reviewed for the corresponding period.

In 2009, the market comparables were derived from the following primary peer group companies:

American Semiconductor	Beacon Power	Capstone Technology
Distributed Energy	Entorian Technologies	FuelCell Energy
Hydrogenics	Maxwell	Pervasive Software
Plug Power	SatCon	Technology Research
Ultralife Batteries	Valence Technologies

All of these companies had less than $100 million in revenues and similar market capitalizations to the Company. We have used this group of companies as there is an absence of other directly comparable and similarly sized publicly traded UPS companies in the U.S. that we can benchmark ourselves with, and because this population is reflective of the universe that we compete in for personnel. On the recommendation of the Committee, we have also instructed Radford to include in our comparative peer group a local Austin company and several other clean-technology or alternative energy companies with whom we are often compared by the financial community, which are included in the list above.

In addition, we used market information derived from the Radford High Technology Executive Survey and the Radford International High Technology Survey, which was customized to eliminate companies with revenue of more than $100 million and life-science and biotechnology companies. The Radford High Technology Executive Survey includes information from the following companies:

8X8	DIVX	LiveTV
Access Systems Americas	DTS	Microvision
Active Power	EADS North America Test and Services	MKS-US
Actividentity	Endwave	MOSYS
Actuate	Entrust	Neutral Tandem
Advanced Analogic Technologies	Evans & Sutherland	NTN Buzztime
Amicas	FSI International	Phoenix Technologies
Applied Energetics	Global Scape	PLX Technology
California Micro Devices	GLU Mobile	Quicklogic
Capstone Turbine	Gracenote	Sourcefire
Catapult Communications	HI/FN	Supportsoft
Cyberoptics	Immersion	Tapestry Solutions
Datalogic Mobile	Interpublic Group	Trintec
Demandtec	Kana Software	Zilog
Ditech Networks	Kokusat Semiconductor Equip.

The Company does not have the list of companies that are included in the Radford International High Technology Survey.

The Committee generally considers compensation to be competitive for our Named Executive Officers if it is at the 50th percentile for base salary, annual bonus and equity awards for the applicable market comparables. Where total compensation or a specific component of compensation is not within this range, the Committee uses the competitive data as a factor for its compensation determination, but may also take into account factors specific to a Named Executive Officer in making its final compensation decisions, including each named position and functional role, seniority, performance and overall level of responsibility. Overall, Radford found that the Company’s actual base salary and bonus fell in the 25th percentile of the market comparables, while the value of long-term incentives, including equity awards, fell between the 25th and 50th percentiles of the market comparables.

Typically, the Chief Executive Officer also makes compensation recommendations to the Committee with respect to the executive officers that report to him using information provided to him by the Company’s Chief Financial Officer (who oversees our human resources operation) that is extracted from the Radford surveys the Company has participated in during the year, which the Committee may accept or adjust in its sole discretion. The Committee makes its own compensation determinations with respect to the Chief Executive Officer, who is absent from such discussions.

We choose to pay each element of compensation in order to retain and to attract the necessary executive talent, reward annual performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of the Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

–	performance against corporate and individual objectives for the previous year;

–	difficulty of achieving desired results in the coming year;

–	value of their unique skills and capabilities to support the long-term growth of the Company;

–	performance of their general management capabilities; and

–	contribution as a member of the executive management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper compliance and regulatory guidance, and helping to create a cohesive team.

Base Salary

We use the base salary element of executive compensation to provide the foundation of a fair and competitive compensation opportunity for each Named Executive Officer. We review base salaries annually and target salary compensation at or near the median base salary practices of our peer group, but maintain flexibility to deviate from market-median practices for individual circumstances, including qualifications, experience at the executive level, and responsibilities. Newly appointed Named Executive Officers, depending on prior experience, may be paid less than the median market salary with a goal of increasing such salary to median levels within a two or three year period after their appointment. No such adjustments were made for any of our Named Executive Officer’s base salaries in 2009. The Committee also considers an internal review of the Named Executive Officer’s compensation relative to other Named Executive Officers and the individual performance of the executive in establishing the base salary. The Committee decided, in light of general economic conditions and uncertainty in the marketplace to freeze all executive salaries for 2009 and so no increases were made in February 2009.

Annual Bonus

The management incentive program is an annual cash incentive program that is designed to motivate and reward our Named Executive Officers for their contributions toward the achievement of shorter-term financial and operating goals that we believe drive our operating results and/or create long-term stockholder value.

Under this plan, the Committee, with recommendations provided by the Chief Executive Officer, establishes an annual target award for each Named Executive Officer, which is typically expressed as a percentage of the executive’s base salary. For 2009, this target award level was 116% of base salary for our Chief Executive Officer and 50% of base salary for Mr. Penver and Ms. Brown and 40% of base salary for Mr. Schrader-Hausmann. These targets were the same as the previous year for these Named Executive Officers. Mr. Rackow headed our North American sales operation and was compensated under an alternative arrangement. The target award level for him was 64% of his base salary, which was the same level as the previous year. The Committee makes the determination of the actual bonus earned by a Named Executive Officer and may choose to award a bonus or not, and determines the actual award in light of all relevant factors after completion of the fiscal year.

For 2009, 80% of each of Mr. Clishem’s, Mr. Penver’s, Mr. Schrader-Hausmann’s and Ms. Brown’s target bonus award was based upon achievement of corporate financial and operating objectives, which were the same for each of these Named Executive Officers. The remaining 20% of each Named Executive Officer’s target bonus award was based upon achievement of individual objectives unique to each executive and their areas of responsibility and that were tied to the Company’s annual operating plan, such as, consummation of new strategic partnerships, implementation of strategies and procedures, improvement of brand awareness, completion of certain development programs, and the implementation of certain new accounting systems.

The weighting of corporate and individual objectives was reviewed and established by the Committee at the beginning of 2009 and the same weighting was used for all of our Named Executive Officers, reflecting our philosophy that the majority of the compensation of our executive team should reflect their success as a team, and not as individuals. Both the corporate and individual goals were established by the Committee at the beginning of 2009 and were all tied to the Company’s annual operating plan that was approved by the Board of Directors in January 2009.

For 2009, the corporate and financial goals, and the weights given to each for purposes of determining the amount of bonuses, were as follows:

Goals	Target	Actual	Weighting
Revenue	$55,800,000	72%	30%
Adjusted EBITDA loss	$(1,750,000)	No	60%
Product Quality	90%	91%	10%

In order to receive any payment for achieving the revenue goal for 2009, a threshold level of performance was established. This required that 70% of the revenue goal had to be achieved before any payment would be made. If actual revenue was between 70% and 85% of the revenue goal, then 50% of the target bonus amount attributable to the revenue target would be payable. Progressively higher amounts of bonus payments could be earned based on performance relative to the revenue target, up to a maximum of 200% of the target bonus amount attributable to the revenue goal for greater than 120% achievement of the revenue goal. Because the Company achieved 72% of its revenue goal, the bonus attributable to the revenue target for 2009 was therefore paid at 50% of the target bonus amount attributable to such goal. The portion of the bonus attributable to the adjusted EBITDA loss was payable upon the accomplishment of an annual Adjusted EBITDA loss of $1.75 million for 2009 with accelerators up to 200% of the target bonus amount attributable to such goal for lower losses or achievement of an annual EBITDA profit. Adjusted EBITDA represents our GAAP based net income (loss), adjusted to exclude interest, taxes, depreciation, stock-based compensation expense and any one-time non-cash charges. As the Company’s 2009 Adjusted EBITDA loss was greater than the target amount, no bonus was paid with respect to this goal. The portion of the bonus attributable to the product quality target was payable upon the achievement of 90% of the Company’s product quality measure, which is objectively determined based on product quality data. Because our product quality measure was 91% in 2009, 100% of the target bonus amount attributable to that goal was paid.

The individual objectives for each of the Named Executive Officers included the following:

Named Executive Officer	Individual Objectives
James A. Clishem President & Chief Executive Officer	– Cash burn target for 2009 – Establishing new strategic alliances – Launching into new markets – Sales target for Asia Pacific Sales

John K. Penver Chief Financial Officer, VP Finance and Secretary	– Cash burn target for 2009 – Reduction of G&A expenses – Establishing new banking facilities – Field sales visit targets – Implementation of financial systems and reporting

Lisa M. Brown VP Marketing & Sales Operations

–       Launch new marketing programs and products

–       Partner marketing initiatives

–       Field sales visit targets

–       Conducting global sales and distributor meetings

–       Spending targets for local marketing activities

–       Establishing PowerHouse demonstration capabilities

Named Executive Officer	Individual Objectives

Uwe Schrader-Hausmann Chief Technical Officer	– Completion of product development programs – Field sales visit targets – Service revenue targets – Implementation of service infrastructure – Product cost reduction initiatives

For 2009, 80% of the target bonus award for Mr. Rackow, who was our North American senior sales executive officer, was based upon performance compared to an overall sales target for his geographic area of responsibility, calculated as a percentage of actual sales to the plan, with adjustments (in the form of increases or decreases) for performance against contribution margin sales by territory and flywheel targets. For 2009, his sales targets and achievement versus target were as follows:

Mr. Rackow

Goal	Target	Actual	% to Target
Americas Sales	$30,175,000	$28,714,900	95%

The remaining 20% of Mr. Rackow’s target bonus award was based upon his effectiveness in managing his overall sales team performance in accomplishing their respective targets. This included regional performance of his sales directors, recruiting targets and margin performance by region. Mr. Rackow met all of these individual targets.

At year end, the Chief Executive Officer prepared an analysis of accomplishments relative to the established corporate and individual goals for presentation to the Committee. The Committee reviewed the analysis prepared by the Chief Executive Officer with respect to the results and computation of the bonus award for each of the Named Executive Officers and then made its own evaluation of the performance of the Chief Executive Officer and computation of his bonus award amount, before recommending all of the bonus award payments. The results for each of our Named Executive Officers for 2009 were as follows:

Named Executive Officer	Target Bonus Award	Actual Bonus Award	% of target
James A. Clishem President & Chief Executive Officer	$365,000	$88,200	24%

John K. Penver Chief Financial Officer, VP Finance and Secretary	$104,000	$22,880	22%

Gary P. Rackow VP Sales – Americas	$115,000	$142,166	124%

Lisa M. Brown VP Marketing & Sales Operations	$92,500	$37,000	40%

Uwe Schrader-Hausmann Chief Technical Officer [1]	$69,822	$16,736	24%

[1]	Amounts paid to Mr. Schrader-Hausmann were paid to him in Euros since he is a resident of Germany. The amounts included in this table have been converted into U.S. Dollars using an average 2009 exchange rate of 1.39643.

Stock Option and Equity Incentive Programs

The Committee believes that the interests of our stockholders are best served when a significant proportion of an executive’s compensation is comprised of equity-based or other long-term incentives that appreciate in value contingent upon increases in the share price of our common stock. This is consistent with our philosophy that in the long-term, our stock price will reflect our operating performance and the results of our management team, and that their compensation should be in a large part driven by our long-term results. Therefore it has been our practice to make annual grants of equity-based awards to our Named Executive Officers. However there is no set formula for the granting of awards to individual Named Executive Officers and these decisions are made annually by the Committee. The Committee uses benchmark equity data provided annually by Radford to assist in determining the level of annual awards to make and usually targets at or around the median level of equity grants relative to our peer group. The ultimate amount and mix of equity awards vary among Named Executive Officers based on their positions within the Company, and individual performance or other factors the Committee deems relevant.

At the beginning of 2009, due to a major decline in the Company’s stock price, all of the Company’s outstanding stock options had exercise prices greater than the current market price of the Company’s stock, or were “under water”. Pursuant to a stockholder-approved option exchange program, certain employees were given the opportunity to surrender their underwater options for options with an exercise price equal to the fair market value at the time of the exchange for a fewer number of shares and an extended vesting period. Executive officers, including the Named Executive Officers, and members of our Board of Directors were not eligible to participate in the option exchange program.

Because the option exchange program excluded our Named Executive Officers, the Committee recommended and implemented a performance-based option program for our Named Executive Officers in 2009. Under this program, the performance-based options were only to vest if pre-defined performance metrics tied to Adjusted EBITDA levels based on the Company’s 2009 operating plan were realized. The Committee retained Radford in 2009 specifically to assist it in designing this performance-based option program including recommendations as to the size of the awards, vesting and performance metrics, as well as providing comparative data on other performance-based share programs. Performance-based awards were granted to the Named Executive Officers in 2009. The terms of the awards provided for vesting of shares based on the achievement by the Company of the following Adjusted EBITDA levels: (i) 100% would have been eligible for vesting upon achievement by the Company of an Adjusted EBITDA of at least $0, (ii) 75% would have been eligible for vesting upon achievement by the Company of an Adjusted EBITDA loss of $2.105 million, (iii) the number of shares resulting from a linear scale ranging from 50% to 75% would have been eligible for vesting upon achievement of an Adjusted EBITDA loss in the range of $2.105 million to $4.211 million, (iv) the number of shares resulting from a linear scale ranging from 25% to 50% would have been eligible for vesting upon achievement by the Company of an Adjusted EBITDA loss in the range of $4.211 million to $4.908 million and (v) no shares would have been eligible for vesting upon achievement by the Company of an Adjusted EBITDA loss of more than $4.908 million. Due to the failure of the Company to achieve the minimum Adjusted EBITDA level required for vesting, no portion of the awards vested and they were therefore forfeited.

The Committee has recommended and implemented a performance-based option program for 2010 for all of our executive officers. The performance metrics are tied to the Adjusted EBITDA levels based on the Company’s 2010 operating plan, with accelerators for achievement of annual EBITDA profitability. There is a threshold that requires a reduction of the 2009 EBITDA loss by 36% before any performance-based options would be earned by the executive officers. If these performance metrics are not met, no performance-based options will vest.

Timing of Grants

Stock awards to our executive officers and other key employees are typically granted annually in conjunction with the review of their respective individual performance. This review takes place at a regularly scheduled meeting of the Committee, which is typically held in conjunction with the meeting of our Board in January of each year. The performance-based option program was also discussed and implemented for our Named Executive Officers at the same time in 2009. Equity awards are automatically granted to our non-executive directors on the date of our Annual Meeting of Stockholders, in accordance with the terms of our

2000 Stock Incentive Plan (the “2000 Plan”). Grants to newly hired employees are made in meetings of the Committee or Board, with effect from the date of the meeting. Grants to newly hired executive officers are made at the next regularly scheduled Committee meeting or at a special meeting on or following their hire date. The exercise price of all stock options is set at the closing price of our common stock on The Nasdaq Global Market on the date of grant of the award.

Stock Ownership Guidelines

The Company had no established stock ownership guidelines prior to 2007. In February 2007 the Board adopted guidelines for non-executive Board members that require these directors to obtain a minimum level of stock ownership in the Company within three years of their appointment to the Board. This policy provided a transition period to enable current directors to comply with this new policy. In December 2009, following a review by the Board’s Nominating & Governance Committee, the Board approved an update to the stock ownership policy. The stock ownership policy requires the following for our non-executive directors:

–	With respect to all individuals who were non-executive directors on February 1, 2007 (the date of the initial adoption of the Company’s current equity ownership policy), by February 1, 2012 the directors should own stock with a value equal to three times the annual Board retainer; or

–	With respect to non-executive directors first appointed or elected to the Board after February 1, 2007, by the fifth-year anniversary of such date of initial appointment or election the director should own stock with a value equal to three times the annual Board retainer.

–	The value of this stock is measured by the higher of the original purchase price paid or the current fair market value of the shares at the time of evaluation;

There currently are no ownership guidelines for our Named Executive Officers.

Perquisites and Other Personal Benefits

The Company prefers to compensate its executive officers using a mix of short-and longer-term compensation, with an emphasis on performance, and does not believe that providing an executive perquisite is consistent with our overall compensation philosophy. We have not provided any benefits to our executives that are not provided or otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

We provide employee benefits including a 401(k) Plan without any matching contributions at this time, and coverage under health and insurance plans, which are the same for all employees. Beginning in 2007 we announced a sales incentive trip to reward the top achievers in our sales and service organizations. The people selected to go may, if they so choose, be accompanied by their spouse or a guest. This trip is hosted by and attended by certain members of our executive team, including some of our Named Executive Officers. Due to our efforts to reduce expenses in 2009, we did not host a sales incentive trip during 2009. In 2008, we began offering life insurance for all employees that provides coverage up to an employee’s salary or a maximum of $200,000. We also provide an automobile allowance to a European-based Named Executive Officer, Uwe Schrader-Hausmann, and to European-based sales and service employees that is part of the normal competitive compensation package in those markets. We do not provide such allowances to our U.S.-based executives or sales employees.

Employment Agreements with Officers

Refer to the information under Potential Payments Upon Termination or Change of Control—Termination and Change in Control Agreements for details of the employment agreements in place with our executive officers.

The Committee relies on recommendations made to it by Radford with respect to competitive compensation amounts provided to executive officers, the nature and type of contractual arrangements with executive officers, including severance agreements and change of control provisions, and which executive officers will be eligible for such benefits. During 2009 the Committee asked Radford to assist it in establishing guidelines for severance agreements so that it could replace several disparate and oral agreements that the Company had previously entered into with the Chief Executive Officer and Chief Financial Officer and to determine if it should provide similar arrangements for its other executive officers. The Committee also asked Radford for benchmark data on change in control provisions relating to equity awards for executive officers. Radford provided benchmark data using the same peer group of companies that is used to guide compensation decisions, to provide specific guidelines to the Committee which in turn recommended to the Company to enter into the new severance agreements. The Company entered into new change of control agreements with all of its remaining executive officers during 2009. Based on its review of the benchmark data provided by Radford, the Committee believed it was necessary for the retention of officers and to remain competitive in employment markets for the Company to enter into such agreements with its executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2009 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Board of Directors:

Benjamin L. Scott (Chair)

James E. deVenny III

Robert S. Greenberg

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation		All Other Compensation		Total Compensation
		[1]		[2]		[3] [8]		[4]		[5]
James A. Clishem, President and Chief Executive Officer (Principal Executive Officer)	2009 2008 2007	$ $ $	330,743 313,616 300,839	$ $ $	— 22,500 171,765	$ $ $	141,372 195,774 107,970	$ $ $	88,200 317,950 184,800	$ $ $	— — 15,362	$ $ $	560,315 849,840 780,646

John K. Penver, Chief Financial Officer, VP Finance and Company Secretary (Principal Financial Officer)	2009 2008 2007	$ $ $	217,736 205,877 185,730	$ $ $	— 11,000 114,450	$ $ $	75,922 95,684 71,980	$ $ $	22,880 101,920 85,680	$ $ $	— — —	$ $ $	316,538 414,481 457,840

Gary P. Rackow, Vice President—Sales Americas [6]	2009 2008 2007	$ $ $	182,478 177,231 150,000	$ $ $	— 5,000 22,890	$ $ $	38,148 43,493 —	$ $ $	142,166 141,549 88,200	$ $ $	— — —	$ $ $	362,792 367,273 255,090

Lisa M. Brown, Vice President—Marketing and Sales Operations	2009 2008 2007	$ $ $	187,952 183,616 169,154	$ $ $	— 7,500 22,890	$ $ $	44,506 65,239 43,188	$ $ $	37,000 85,100 59,160	$ $ $	— — —	$ $ $	269,458 341,455 294,392

Uwe Schrader-Hausmann, Chief Technical Officer [7]	2009 2008 2007	$ $ $	174,329 166,796 143,857	$ $ $	— 5,000 22,890	$ $ $	31,416 43,493 39,759	$ $ $	18,120 8,293 30,657	$ $ $	13,388 14,125 7,676	$ $ $	237,253 237,707 244,839

[1]	Represents total salary paid during the calendar years 2009, 2008 and 2007.

[2]	The amounts reported in this column represent the aggregate value of the stock awards granted to the Named Executive Officers during 2009, 2008 and 2007, respectively, based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The value of the stock awards reported for 2008 and 2007 have been revised from the prior year’s proxy disclosure to reflect their grant date fair value in accordance with revised SEC disclosure requirements relating to such awards. Refer to the section titled Stock-Based Compensation Expense under Note 1, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 4, 2010 for the relevant assumptions used to determine the valuation of our stock option awards.

[3]	The amounts reported in this column represent the aggregate value of the stock options granted to the Named Executive Officers during 2009, 2008 and 2007, respectively, based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance under ASC 718. The value of the stock options reported for 2008 and 2007 have been revised from the prior year’s proxy disclosure to reflect their grant date fair value in accordance with revised SEC disclosure requirements relating to such awards. Refer to the section titled Stock-Based Compensation Expense under Note 1, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 4, 2010 for the relevant assumptions used to determine the valuation of our restricted stock awards

[4]	Represents cash bonuses earned under the Company’s 2009 Management Incentive Plan that were paid out in February 2010, amounts earned under the Company’s 2008 Management Incentive Plan that were paid out in February 2009 and amounts earned under the Company’s 2007 Management Incentive Plan that were paid out in February 2008. Also includes amounts earned under the Company’s Sales Incentive Plan for Mr. Rackow for the applicable periods.

[5]	Represents moving and storage expenses paid to Mr. Clishem in 2007 and auto allowance payments made to Mr. Schrader-Hausmann during 2009, 2008 and 2007, respectively.

[6]	Mr. Rackow passed away on March 16, 2010.

[7]	Amounts paid to Mr. Schrader-Hausmann during 2009, 2008 and 2007 were paid to him in Euros since he is a resident of Germany. The amounts included in this Summary Compensation Table have been converted into U.S. dollars using an average exchange rate of 1.39463 for 2009, 1.47134 for 2008 and 1.37074 for 2007.

[8]	Included in the value of stock awards granted to Named Executive Officers during 2009 is the grant-date fair value of performance-based stock awards that were awarded in 2009. The value of the performance awards is based on the expected number of performance awards that were expected, at the time of grant, to be earned by the Named Executive Officers. Due to the failure to achieve the required performance objectives by the Company in 2009, none of these awards vested.

FISCAL 2009 GRANTS OF PLAN-BASED AWARDS

	Grant Date	Estimated future payouts under non-equity incentive plan awards [1]			All other option awards: Number of securities underlying options.		Exercise or base price of option awards ($/share)	Grant Date Fair Value of Stock or Option Awards
Name and Principal Position		Threshold	Target	Maximum
							[2]	[3]
James A. Clishem, President and Chief Executive Officer (Principal Executive Officer)	2/4/2009	54,750	365,000	547,500
	2/4/2009				270,000		$0.48	$80,784
	2/4/2009				540,000	[4]	$0.48	$161,568

John K. Penver, Chief Financial Officer, VP Finance and Secretary (Principal Financial Officer)	2/4/2009	15,600	104,000	156,000
	2/4/2009				145,000		$0.48	$43,384
	2/4/2009				290,000	[4]	$0.48	$86,768

Gary P. Rackow, Vice President—Sales Americas	2/4/2009		115,000
	2/4/2009				75,000		$0.48	$22,440
	2/4/2009				140,000	[4]	$0.48	$41,888

Lisa M. Brown, Vice President—Marketing and Business Development	2/4/2009	13,875	92,500	138,750
	2/4/2009				85,000		$0.48	$25,432
	2/4/2009				170,000	[4]	$0.48	$50,864

Uwe Schrader-Hausmann, Chief Technical Officer [5]	2/4/2009	7,500	50,000	75,000
	2/4/2009				60,000		$0.48	$17,952
	2/4/2009				120,000	[4]	$0.48	$35,904

[1]	These columns show the awards that were possible at the threshold, target and maximum levels of performance under the annual Management Incentive Plan. The target estimated future payout amount was the amount that each Named Executive Officer would earn if they accomplished 100% of the corporate and individual objectives under the annual Management Incentive Plan. Refer to “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for amounts actually earned for 2009.

[2]	The exercise price of the stock option awards is equal to the closing price of the common stock as reported by The Nasdaq Global Market on the date of grant of the award.

[3]	Refer to the section titled “Stock-Based Compensation Expense” under Note 1, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 4, 2010 for the relevant assumptions used to determine the valuation of our option awards.

[4]	Grant relates to 2009 Performance Share Program for the Named Executive Officer. Due to the failure to achieve the required performance metrics, none of these shares were earned by the Named Executive Officer during 2009, and the underlying shares were returned to the 2000 Plan.

[5]	Amounts stated for estimated future payouts under non-equity incentive plan awards Mr. Schrader-Hausmann are denominated in Euros since he is a resident of Germany. The amounts included in this Fiscal 2009 Grants of Plan-Based Awards Table have been converted into U.S. dollars using an average exchange rate of 1.39463 for 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards						Stock Awards
	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of options vested at 12/31/09		Number of shares of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
								[1]
James A. Clishem, President and Chief Executive Officer (Principal Executive Officer)	125,000	—	2.76	6/7/2015	125,000	[2]	—	$—
	300,000	—	3.34	11/10/2015	300,000	[2]	—	$—
	175,000	25,000	4.41	5/16/2016	175,000	[3]	—	$—
	51,563	23,437	2.29	2/7/2017	51,563	[4]	—	$—
	—	—		2/7/2017	—	[5]	25,000	$26,500
	73,850	94,950	1.88	2/28/2018	73,850	[6]	—	$—
	—	—		2/28/2018	—	[7]	15,000	$15,900
	—	270,000	0.48	2/4/2019	—	[8]	—	$—

	725,413	413,387			725,413		40,000	$42,400

John K. Penver, Chief Financial Officer, VP Finance and Secretary (Principal Financial Officer)	110,000	—	3.78	2/28/2015	110,000	[2]	—	$—
	79,688	5,312	4.20	2/3/2016	79,688	[9]	—	$—
	34,375	15,625	2.29	2/7/2017	34,375	[4]	—	$—
	—	—		2/7/2017	—	[5]	16,668	$17,668
	36,094	46,406	1.88	2/28/2018	36,094	[6]	—	$—
	—	—		2/28/2018	—	[7]	7,334	$7,774
	—	145,000	0.48	2/4/2019	—	[8]	—	$—

	260,157	212,343			260,157		24,002	$25,442

Gary P. Rackow, Vice President—Sales Americas	37,499	12,501	2.34	10/5/2016	37,499	[10]	—	$—
	—	—		2/7/2017	—	[5]	3,334	$3,534
	16,406	21,094	1.88	2/28/2018	16,406	[6]	—	$—
	—	—		2/28/2018	—	[7]	3,334	$3,534
	—	75,000	0.48	2/4/2019	—	[8]	—	$—

	53,905	108,595			53,905		6,668	$7,068

Lisa M. Brown, Vice President—Marketing and Business Development	75,000	—	3.70	12/1/2015	75,000	[2]	—	$—
	20,625	9,375	2.29	2/7/2017	20,625	[4]	—	$—
	—	—		2/7/2017	—	[5]	3,334	$3,534
	24,609	31,641	1.88	2/28/2018	24,609	[6]	—	$—
	—	—		2/28/2018	—	[7]	5,000	$5,300
	—	85,000	0.48	2/4/2019	—	[8]	—	$—

	120,234	126,016			120,234		8,334	$8,834

Uwe Schrader-Hausmann, Chief Technical Officer	20,000	—	3.23	8/15/2016	20,000	[11]	—	$—
	7,875	1,125	5.17	4/17/2016	7,875	[12]	—	$—
	6,188	2,812	2.29	2/7/2017	6,188	[4]	—	$—
	—	—		2/7/2017	—	[5]	3,334	$3,534
	12,500	12,500	1.71	11/12/2017	12,500	[13]	—	$—
	16,406	21,094	1.88	2/28/2018	16,406	[6]	—	$—
	—	—		2/28/2018	—	[7]	3,334	$3,534
	—	60,000	0.48	2/4/2019	—	[8]	—	$—

	62,969	97,531			62,969		6,668	$7,068

[1]	Based on the closing market value of the Company’s common stock of $1.06 per share at December 31, 2009.

[2]	This option originally vested over a four-year period and is now fully vested.

[3]

This option vests over a four-year period from May 16, 2006, with 25% of the award vesting on May 16, 2007 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[4]

This option vests over a four-year period from February 7, 2007, with 25% of the award vesting on February 7, 2008 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[5]	This restricted stock award vests in equal annual amounts over a three-year period from February 7, 2007, with 1/3 vesting on February 7, 2008, 1/3 vesting on February 7, 2009 and 1/3 vesting on February 7, 2010, in each case subject to continued service with the Company.

[6]

This option vests over a four-year period from February 28, 2008, with 25% of the award vesting on February 28, 2009 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[7]	This restricted stock award vests in equal annual amounts over a three-year period from February 28, 2008, with 1/3 vesting on February 28, 2009, 1/3 vesting on February 28, 2010 and 1/3 vesting on February 28, 2011, in each case subject to continued service with the Company.

[8]

This option vests over a four-year period from February 4, 2009, with 25% of the award vesting on February 4, 2010 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[9]

This option vests over a four-year period from February 3, 2006, with 25% of the award vesting on February 3, 2007 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[10]	This option vests over a four-year period from October 5, 2006 in 16 quarterly installments beginning January 5, 2007, in each case subject to continued service with the Company.

[11]	This option vests over a four-year period from August 15, 2006 in 16 quarterly installments beginning November 15, 2006, in each case subject to continued service with the Company.

[12]

This option vests over a four-year period from April 17, 2006, with 25% of the award vesting on April 17, 2007 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[13]

This option vests over a four-year period from November 12, 2007, with 25% of the award vesting on November 12, 2008 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

OPTION EXERCISES AND STOCK VESTED

There were no options exercised by any of our Named Executive Officers during 2009. The following restricted stock vested for our Named Executive Officers during 2009:

	STOCK AWARDS
Name	Vesting Date	Number of Shares Acquired on Vesting	Value Realized on Vesting
James A. Clishem, President and Chief Executive Officer (Principal Executive Officer)	2/7/2009 2/28/2009	25,000 7,500	$ $	11,475 4,268

		32,500		$15,743

John K. Penver, Chief Financial Officer, VP Finance and Company Secretary (Principal Financial Officer)	2/7/2009 2/28/2009	16,666 3,666	$ $	7,650 2,086

		20,332		$9,736

Gary P. Rackow, Vice President—Sales Americas	2/7/2009 2/28/2009	3,333 1,666	$ $	1,530 948

		4,999		$2,478

Lisa M. Brown, Vice President—Marketing and Sales Operations	2/7/2009 2/28/2009	3,333 2,500	$ $	1,530 1,423

		5,833		$2,953

Uwe Schrader-Hausmann, Chief Technical Officer	2/7/2009 2/28/2009	3,333 1,666	$ $	1,530 948

		4,999		$2,478

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

2000 Stock Incentive Plan

In the event of a change in control (as defined in the 2000 Plan), each outstanding option under the Discretionary Option Grant Program will vest immediately and become exercisable for all of the Shares subject to the option, unless the option is assumed or otherwise continued in full force and effect by the successor corporation (or its parent), replaced with a cash incentive program, or the acceleration of the option is subject to other limitations imposed by the Administrator at the time of grant.

Repurchase rights covering awards granted under the Discretionary Option Grant Program and Stock Issuance Program will terminate automatically upon a change in control unless assigned to the successor corporation (or its parent) or otherwise continued in full force and effect, or the termination of such rights is precluded by other limitations imposed by the plan Administrator at the time the right is issued. Outstanding options will terminate upon a change in control unless they were assumed or expressly continued in full force and effect pursuant to the terms of the transaction.

Options granted to our Directors under the Automatic Option Grant Program will vest automatically and repurchase rights will terminate automatically upon a change in control or hostile take-over (as defined in the 2000 Plan). Options accelerated in connection with a change in control will terminate upon the change in control unless assumed by the successor corporation (or its parent) or otherwise continued in full force and effect. Options accelerated in connection with a hostile take-over will remain exercisable until expiration of the option’s term. In the event of a hostile take-over, a participant holding an option granted under the Automatic Option Grant Program will have a 30-day period to surrender the option to the Company in exchange for cash consideration payable within 5 days of such surrender. Upon cessation of a Director’s Board service due to death or permanent disability, such Director’s options will vest automatically.

For purposes of the 2000 Plan, “change in control” means (i) a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Company’s assets, or (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board recommends such stockholders accept.

For purposes of the 2000 Plan, “hostile take-over” means (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept, or (ii) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

Termination and Change in Control Agreements

In October 2008, we entered into formal written severance agreements with James A. Clishem, our Chief Executive Officer, and John K. Penver, our Chief Financial Officer. These agreements superseded all previous agreements between the Company and these executives.

Mr. Clishem’s Severance Agreement provides that if his employment is terminated for reasons other than cause, as defined below, or by Mr. Clishem for good reason, as defined below, then he shall be entitled to receive continued severance pay equal to twelve months of his then-current base salary payable over such period, as well as reimbursement of health benefits during such period. In addition, Mr. Clishem’s Severance Agreement provides that the vesting under all unvested options and restricted stock would be accelerated by twelve months. He also would be entitled to his bonus under the Company’s management incentive program (i) as to a prorated portion, with respect to performance objectives that are measured over a period of time to the extent the objectives (as prorated for his period of employment during such performance period) are actually achieved prior to the date of employment termination, and (ii) as to the full amount with respect to performance objectives that are measured on the basis of the occurrence of an event, to the extent such objective is actually achieved prior to the date of employment termination. Mr. Clishem’s Severance Agreement further provides that Mr. Clishem execute a release of claims in favor of the Company, and be subject to noncompetition and non-solicitation covenants for a period of up to twelve months following his employment.

Mr. Penver’s Severance Agreement provides that if his employment is terminated for reasons other than cause, as defined below, or by Mr. Penver for good reason, as defined below, then he shall be entitled to receive continued severance pay equal to nine months of his then-current base salary payable over such period, as well as reimbursement of health benefits during such period. In addition, Mr. Penver’s Severance Agreement provides that the vesting under all unvested options and restricted stock would be accelerated by nine months. He also would be entitled to his bonus under the Company’s management incentive program (i) as to a prorated portion, with respect to performance objectives that are measured over a period of time to the extent the objectives (as prorated for his period of employment during such performance period) are actually achieved prior to the date of employment termination, and (ii) as to the full amount with respect to performance objectives that are measured on the basis of the occurrence of an event, to the extent such objective is actually achieved prior to the date of employment termination. Mr. Penver’s Severance Agreement further provides that Mr. Penver execute a release of claims in favor of the Company, and be subject to noncompetition and non-solicitation covenants for a period of up to nine months following his employment.

Each of the Severance Agreements also provides that if within twelve months following a change in control (as defined in the 2000 Plan) the executive’s employment is terminated for reasons other than cause, or by the executive for good reason, then any unvested options or shares of restricted stock granted to the executive prior to the date of such change in control would accelerate and vest in full, to the extent outstanding, as of the date of the termination.

Mr. Schrader-Hausmann is employed by our German subsidiary Active Power (Germany) GmbH. Consistent with normal employment practices in that market we are required to provide Mr. Schrader-Hausmann with severance pay equal to six months of his then-current base salary in the event of his termination of employment. These payments are necessary to enforce non-compete and non-solicitation provisions of his employment contract. The Company can elect to have the employee work or to not-work and be placed on garden leave during this period of time at its sole discretion.

In July 2008, the Board approved the execution by the Company of change of control severance agreement (the “Change of Control Agreements”) with each executive officer of the Company, other than James Clishem and John Penver, including Gary Rackow, Uwe Schrader-Hausmann and Lisa Brown. Each of the Change of Control Agreements provides that if within twelve months following a change in control (as defined in the 2000 Plan) the executive’s employment is terminated for reasons other than cause, as defined below, or by the executive for good reason, as defined below, then any unvested options or shares of restricted stock granted to such executive prior to the date of such change in control would accelerate and vest in full, to the extent outstanding, as of the date of the termination. The Change of Control Agreements require the executive to execute a release of claims in favor of the Company.

For the purposes of each of the Severance Agreements and Change of Control Agreements, “cause” means (i) the executive’s continued failure to substantially perform the duties and obligations of executive’s position (for reasons other than death or disability (as defined in the Severance Agreements)), which failure, if curable within the discretion of the Company, is not cured to the reasonable satisfaction of the Company within thirty (30) days after receipt of written notice from the Company of such failure; (ii) the executive’s failure or refusal to comply with reasonable written policies, standards and regulations established by the Company from time to time which failure, if curable in the discretion of the Company, is not cured to the reasonable satisfaction of the Company within thirty (30) days after receipt of written notice of such failure from the Company; (iii) any act of personal dishonesty, fraud, embezzlement, misrepresentation, or other unlawful act committed by the executive that results in a substantial gain or personal enrichment of the executive at the expense of the Company; (iv) the executive’s violation of a federal or state law or regulation applicable to the Company’s business, which violation was or is reasonably likely to be materially injurious to the Company; (v) the executive’s violation of, or a plea of nolo contendere or guilty to, a felony under the laws of the U.S. or any state; or (vi) the executive’s material breach of certain terms of that executive’s agreements with the Company, including confidentiality obligations.

For purposes of each of the Severance Agreements and Change of Control Agreements, “good reason” means, without the executive’s written consent: (i) there is a material reduction of the level of the executive’s compensation (excluding any bonuses) (except where there is a general reduction applicable to the management team generally); (ii) there is a material reduction in the executive’s overall responsibilities or authority, or scope of duties, it being understood that a reduction in the executive’s responsibilities or authority following a change in control (as defined in the 2000 Plan) shall not constitute good reason unless there also occurs a demotion in the executive’s title or position; or (iii) a material change in the geographic location at which the executive must perform his services; provided, that in no instance will the relocation of the executive to a facility or a location of fifty (50) miles or less from the executive’s then current office location be deemed material for purposes of the agreement.

See the section titled “Employment Agreements with Officers” above for descriptions of agreements with our officers containing provisions triggering potential payments upon termination or change of control.

Had their employment been terminated on December 31, 2009 by us for reasons other than cause or by the executive for good reason, these Named Executive Officers would have been eligible to receive the payments set forth in the table below. These payments include amounts earned through such time and are only estimates of the amounts that would be paid to these executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS UNDER TERMINATION ARRANGEMENTS

	Salary	Benefits	Accrued Vacation Pay	Accelerated Vesting of Restricted Stock [1]	Accelerated Vesting of Stock Options [2]	Total
James A. Clishem, President and Chief Executive Officer (Principal Executive Officer)	$315,000	$13,781	$6,642	$34,450	$68,513	$438,386

John K. Penver, Chief Financial Officer, VP Finance and Company Secretary (Principal Financial Officer)	$156,000	$9,594	$28,738	$21,552	$31,537	$247,421

Gary P. Rackow, Vice President—Sales Americas	$—	$—	$5,156	$5,299	$—	$10,455

Lisa M. Brown, Vice President— Marketing and Sales Operations	$—	$—	$9,133	$6,183	$—	$15,316

Uwe Schrader-Hausmann, Chief Technical Officer [3]	$87,164	$—	$18,950	$5,299	$—	$111,413

[1]	Based upon the closing price of the Company’s common stock at December 31, 2009 of $1.06 per share.

[2]	Represents the value realized upon accelerated vesting of options in the event of a change in control and is based upon the difference between the exercise price of all outstanding options for our Named Executive Officers at December 31, 2009 and the closing price of the Company’s common stock at that date of $1.06.

[3]	Amounts shown for Mr. Schrader-Hausmann would be payable to him in Euros since he is a resident of Germany. The amounts included in this table have been converted into U.S. dollars using an average exchange rate of 1.39463 for 2009.

DIRECTORS’ COMPENSATION

Name	Fees earned or paid in cash	Option awards $	Total compensation
		[3]
James A. Clishem	Included in executive compensation table
Ake Almgren	$40,000	$5,789	$45,789
Richard Anderson [1]	$11,250	$—	$11,250
Rodney S. Bond	$55,000	$5,789	$60,789
James E. deVenny III	$35,000	$5,789	$40,789
Robert S. Greenberg [2]	$28,125	$10,284	$38,409
Jan H. Lindelow	$46,250	$5,789	$52,039
Benjamin L. Scott	$60,000	$5,789	$65,789

Total—all directors	$275,625	$39,227	$314,852

[1]	Mr. Anderson resigned from the Board effective May 14, 2009.

[2]	Mr. Greenberg joined the Board effective March 12, 2009.

[3]	Represents the amount of fair value of the option award on the date that such option award was granted to our Directors by the Company during 2009 Refer to the section titled Stock-Based Compensation Expense under Note 1, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 4, 2010 for the relevant assumptions used to determine the valuation of our stock option awards.

The following table shows the aggregate number of option awards outstanding for each of our directors as at December 31, 2009 as well as the number of shares underlying option awards during 2009 and the grant date fair value of option grants made to directors during 2009:

	Aggregate number of options outstanding at December 31, 2009	Option awards made during 2009	Grant date fair value of option awards made during 2009
James A. Clishem	Included in executive compensation table
Ake Almgren	105,000	15,000	$5,789
Rodney S. Bond	125,400	15,000	$5,789
James E. deVenny III	45,000	15,000	$5,789
Robert S. Greenberg [1]	30,000	30,000	$10,284
Jan H. Lindelow	120,000	15,000	$5,789
Benjamin L. Scott	115,000	15,000	$5,789

Total—all directors	540,400	105,000	$39,227

[1]	Mr. Greenberg joined the Board effective March 12, 2009.

Overview of Director Compensation and Procedures

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. In November 2009 the Nominating and Governance Committee completed a review of the Company’s Director Compensation and Procedures, with assistance from Radford to provide benchmarking data on comparable companies. As a result of that review the Nominating and Governance Committee recommended, and the Board subsequently adopted some changes to the Company’s practices with respect to Director Compensation and Procedures. All cash-compensation was left unchanged as a result of such review, and recommendations, outlined below, were made to increase the size of option grants awarded to new directors and for the annual grant of options to Directors.

Our non-employee directors receive the following annual fees for their service as a director:

Service	Annual Fee
Director fee	$30,000
Chairman of the Board fee	$10,000
Audit Committee participation fee	$10,000
Audit Committee chairperson (in addition to fee for serving on the Audit Committee)	$10,000
Compensation Committee participation fee	$5,000
Compensation Committee chairperson (in addition to fee for serving on the Compensation Committee)	$10,000
Nominating & Corporate Governance Committee participation fee	$5,000
Nominating & Corporate Governance Committee chairperson (in addition to fee for serving on the Nominating & Corporate Governance Committee)	$5,000

All of the above fees are paid to directors on a quarterly basis in arrears. When the Board appoints a special committee, additional compensation may be paid to those directors who serve on the special committees.

On the date of each Annual Meeting of Stockholders, each non-employee director who continues to serve as a non-employee director is automatically granted an option to purchase 30,000 shares of common stock provided such individual has served on the Board of Directors for at least six months. Prior to November 2009 this automatic annual grant was for an option to purchase 15,000 shares of common stock provided such individual had served on the Board of Directors for at least six months. Under this program, on the date of our 2009 Annual Meeting, Messrs. Almgren, Bond, deVenny, Lindelow, and Scott each received an option grant to purchase 15,000 shares of common stock with an exercise price of $0.56 per share, the closing sale price of our common stock on The Nasdaq Global Market on the date of our 2009 Annual Meeting.

At the 2010 Annual Meeting, Messrs. Almgren, deVenny, Greenberg and Lindelow and, assuming their re-election, Messrs. Bond and Scott, will each receive an option grant to purchase 30,000 shares of common stock at an exercise price equal to the closing sale price of our common stock on The Nasdaq Global Market on such date. These options will vest in full on the one-year anniversary of the grant date, based upon the optionee’s continued service on our Board of Directors.

Beginning in 2010, new directors are awarded an option grant to purchase 60,000 shares of common stock under our 2000 Plan at the next meeting of the Board or Compensation Committee after the date such non-employee joins the Board of Directors. Prior to 2010 this award was for 30,000 shares. Options granted to new directors will have an exercise price per share equal to the fair market value per share of the underlying shares of common stock at the date of grant and will vest in equal annual installments over three years. Under this program, during 2009, Mr. Greenberg received an option grant to purchase 30,000 shares of common stock with an exercise price of $0.55.

Directors who are also our employees do not receive cash or equity compensation for service on the Board in addition to their compensation payable for their service as employees of the Company.

Indemnification Agreements

Our certificate of incorporation limits the liability of our directors to the Company and our stockholders for breaches of the directors’ fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors’ and officers’ liability insurance. The Company has entered into indemnification agreements with all of our directors and our executive officers.

Certain Relationships

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. This would encompass all transactions with directors, immediate family members of our directors and executive officers, or any entities that such persons may have ownership or employment relationships with. A report is made annually to our audit committee disclosing all related parties that are employed by us or any related party transactions or relationships that occurred during the year, if any. There were no reportable transactions during 2009.

PROPOSAL TWO: APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN

The stockholders are being asked to approve a new 2010 Equity Incentive Plan (the “Plan”). The Board has adopted the Plan, subject to approval from the stockholders at the Annual Meeting of Stockholders. Our current 2000 Stock Incentive Plan (the “2000 Plan”) is scheduled to expire on July 13, 2010. The 2000 Plan, however, will continue to govern awards previously granted under it. Upon expiration of the 2000 Plan, the Company would have no equity incentive plan under which it may grant future equity awards, unless the Plan is approved. The Board has determined that it is in the best interests of the Company and its stockholders to have an equity incentive plan and is asking the Company’s stockholders to approve the Plan.

The Plan’s share reserve which the stockholders will be asked to approve is (i) 2,100,000 shares, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the 2000 Plan and (iii) any shares subject to outstanding awards under the 2000 Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by the Company, up to a maximum of 5,639,442 shares pursuant to this subsection (iii).

The Board believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. The Board expects that the Plan will be an important factor in attracting, retaining and rewarding the high caliber employees essential to our success and in providing incentive to these individuals to promote the success of the Company.

The Plan is also designed to allow the Company to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the Chief Executive Officer and other “covered employees,” as determined under Section 162(m) of the Code and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the Plan to qualify as “performance-based” within the meaning of Code Section 162(m) (“Section 162(m)”), the Plan limits the sizes of such awards as further described below. By approving the Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to participants, and the other material terms of the awards described below.

Changes Made in the Plan from the 2000 Plan

The following is a summary of some of the differences between the Plan and the 2000 Plan. This comparative summary is qualified in its entirety by reference to the Plan itself set forth in Appendix A.

•	In addition to stock options and restricted stock, the Plan provides for the grant of stock appreciation rights, restricted stock units, performance units, and performance shares.

•	Stockholders are being asked to approve an increase of 2,100,000 shares of the Company’s common stock to be authorized for issuance under the Plan.

•

The Company recognizes that “evergreen” provisions have the potential for built-in dilution to stockholder value. Therefore to address potential stockholder concerns, the “evergreen” provision which provided for an automatic annual increase in the number of shares available under the 2000 Plan is being eliminated under the Plan.

•	The Company recognizes that depleting the Plan’s share reserve by granting awards with an exercise price that is less than the fair market value of the Company’s common stock on the date of grant potentially makes the Plan more costly to its stockholders. Accordingly, in order to address potential stockholder concerns, each award granted with an exercise price that is less than fair market value will count against the Plan’s share reserve as 1.25 shares for every one share subject to such award.

•

The Plan will prohibit re-pricings of options and stock appreciation rights unless stockholder approval is obtained. Under the Plan, neither can an option nor stock appreciation right be (i) modified or amended to reduce the exercise price after the grant date nor (ii) cancelled and immediately replaced with a new option or stock appreciation right with a lower exercise price unless such action is approved by stockholders.

•

The Plan has been drafted to include limitations to the number of shares that may be granted on an annual basis through individual awards. Additionally, specific performance criteria have been added to the Plan so that the Administrator (as defined herein) may establish performance objectives upon achievement of which certain awards will vest or be issued, which in turn will allow the Company to receive income tax deductions under Section 162(m).

Summary of the Plan

The following is a summary of the principal features of the Plan and its operation. The summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

General

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units.

Authorized Shares

The Plan share reserve includes (i) 2,100,000 shares, (ii) any Shares which have been reserved but not issued pursuant to any awards granted under the 2000 Plan as of the date of stockholder approval of the Plan, plus (iii) the number of shares subject to outstanding awards under the 2000 Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by the Company (up to a maximum of 5,639,442 shares pursuant to this subsection (iii)). If any award granted under the Plan expires, lapses or becomes unexercisable without having been exercised in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company due to failure to vest, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the Plan.

Shares subject to awards of restricted stock, restricted stock units, performance shares and performance units (collectively, “Full Value Awards”) will count against the Plan’s share reserve as 1.25 shares for each share subject to such award. If shares acquired pursuant to Full Value Awards are forfeited or repurchased by the Company and would otherwise return to the share reserve as described above, then 1.25 times the number of shares forfeited or repurchased will return to the share reserve.

Upon the exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the award exercised will cease to be available under the Plan. If shares issued pursuant to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase price of an award and/or to satisfy the tax withholding obligations of an award will not remain available for issuance under the Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the Plan.

Adjustments to Shares Subject to the Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s common stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations.

Administration

The Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board (the “Committee”). To make grants to certain officers and key employees of the Company, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary of the Plan, the term “Administrator” will refer to either the Committee or the Board.)

Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the Plan and outstanding awards. The Administrator cannot (x) modify or amend an option or a stock appreciation right to reduce the exercise price of such option or stock appreciation right after it has been granted (other than pursuant to certain changes in the Company’s capitalization), or (y) cancel any outstanding option or stock appreciation right and immediately replace it with a new option or stock appreciation right with a lower exercise price, unless such action is approved by the Company’s stockholders before such action is taken. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Plan.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 15, 2010, the Company had approximately 157 employees, including five named executive officers, and six directors, who would be eligible to participate in the Plan.

Stock Options

Each option granted under the Plan will be evidenced by a written agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan.

The exercise price per share of each option may not be less than the fair market value of a share of on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. Generally, the fair market value of the common stock is the closing sales price per share on the date of grant as quoted on The Nasdaq Stock Market. On March 15, 2010, the closing price of the Company’s common stock on The Nasdaq Stock Market was $0.89 per share.

The Plan provides that the option exercise price may be paid, as determined by the Administrator, in cash, by check, by tender of shares having a fair market value equal to the exercise price, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option (a “cashless exercise”), by a net exercise, by a reduction in any Company liability to the participant, by any combination of the foregoing, or by such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of 10 years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.

The Administrator will determine and specify in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) three months following his or her termination for reasons other than death, disability or misconduct, and (ii) 12 months following his or her termination due to disability or following his or her death while holding the option. If a participant is terminated for misconduct (as defined in the Plan) or engages in misconduct while holding an option, the option will terminate immediately. An award agreement may also provide that if exercising an option following termination of a participant’s service (other than upon death or disability) would result in liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (“Section 16(b)”), then the option will terminate 10 days after the last date on which exercise would result in liability under Section 16(b). An award agreement may also provide that if exercising an option following termination of a participant’s service (other than upon death or disability) would be prohibited solely due to a violation of registration requirements under the Securities Act of 1933, as amended, then the option will terminate three months after termination of the participant’s service during which exercising the option would not violate such registration requirements. However, in no event can an option be exercised after the expiration of the term of the option.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be no more than 10 years from the date of grant. A stock appreciation right will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings. Additionally, the terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned restricted stock units will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may establish vesting criteria in its discretion, which may be based on company-wide, divisional or individual goals, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants.

After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the Plan. Each award of performance shares or units granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may establish performance objectives in its discretion, which may be based on company-wide, divisional or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares and accelerate the time at which any restrictions will lapse or be removed. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Performance Goals

Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement including: cash flow, cash position, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, net income, net profit, net sales, operating cash flow, operating income, revenue, revenue growth, stock price and working capital. The performance goals may differ from participant to participant and from award to award, may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. Any criteria used may be measured in absolute terms or in terms of growth, compared to other companies, measured against the market as a whole or and/or according to applicable market indices, measured against the Company as a whole or a segment of the Company, and/or measured on a pre-tax or post-tax basis, if applicable. In all other respects, performance goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to issuance of an award and applied consistently with respect to the performance goal for the relevant period.

To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any award granted subject to performance goals, within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing: (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Individual Award Limitations

The Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares which could be issued to any one individual in any fiscal year (i) pursuant to options is 1,500,000 shares, (ii) pursuant to stock appreciation rights is 1,500,000 shares, (iii) pursuant to restricted stock is 500,000 shares, (iv) pursuant to restricted stock units is 500,000 shares, and (iv) pursuant to performance shares is 500,000 shares, and (v) the maximum dollar value which could be issued to any one individual in any fiscal year pursuant to the grant of performance units is $1,000,000. In addition, in connection with his or her initial hiring with the Company, an individual may be granted additional awards of up to a maximum of (a) 2,500,000 shares covering options, (b) 2,500,000 shares covering stock appreciation rights, (c) 750,000 shares covering restricted stock, (d) 750,000 shares covering restricted stock units, (e) 750,000 shares covering performance shares, and (f) $1,500,000 covering performance units.

The Administrator will adjust the share limitations of (i)-(iv) in the above paragraph in the event of any adjustment to the Company’s shares discussed above (under “Adjustments to Shares Subject to the Plan”).

Transferability of Awards

Awards granted under the Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant in writing as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Plan provides that, in the event of a merger or our “change in control” (as defined in the Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that

•	awards be assumed or substantially equivalent award substituted by the acquiring or succeeding corporation or its affiliate;

•	awards will terminate upon or immediately prior to consummation of such transaction, upon providing written notice to the participant;

•

outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such transaction and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of the transaction;

•

an award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon exercise of the award or realization of the participant’s rights as of the date of the transaction, or an award be replaced with other rights or property selected by the Administrator in its sole discretion; or

•	any combination of the foregoing.

If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock, restricted stock units, performance shares and performance units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. The Administrator will not be required to treat all outstanding awards the same in the transaction. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Termination or Amendment

The Plan will automatically terminate 10 years from the date of its adoption by the Administrator, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to awards granted under the 2000 Plan during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to awards of stock purchase rights granted under the 2000 Plan during the last fiscal year, and

(iv) the dollar value of such shares based on $1.06 per share, the closing price of our common stock at December 31, 2009.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Shares of Restricted Stock	Dollar Value of Shares of Restricted Stock

James A. Clishem, Chief Executive Officer and President	270,000	$0.48	—	$—

John K. Penver, Chief Financial Officer and VP Finance	145,000	$0.48	—	$—

Gary P. Rackow, Vice President Sales—Americas	75,000	$0.48	—	$—

Lisa M. Brown, Vice President Marketing and Sales Operation	85,000	$0.48	—	$—

Uwe Schrader-Hausmann, Chief Technical Officer	60,000	$0.48	—	$—

All executive officers, as a group	930,000	$0.48	—	$—

All directors who are not executive officers, as a group	105,000	$0.56	—	$—

All employees who are not executive officers, as a group	759,500	$0.58		$—

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at the Annual Meeting is required to approve the adoption of the Plan. Broker non-votes (i.e., proxies submitted by brokers or nominees specifically indicating lack of discretionary authority to vote on the matter) are not considered votes cast. The Board of Directors believes that the adoption of the Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2010 EQUITY INCENTIVE PLAN.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 with respect to shares of our common stock that may be issued under the 2000 Plan:

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	5,639,442	$1.97	4,092,309
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	5,639,442	$1.97	4,092,309

The 2000 Plan provides that the number of shares of common stock available for issuance under the 2000 Plan will be automatically increased on the first trading day of January each year by an amount equal to two percent of the total number of shares of common stock outstanding on the last trading day of December of the preceding year, up to a maximum annual increase of 1,080,000 shares.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors appointed the firm of Ernst & Young LLP as our independent auditors for the fiscal year ended December 31, 2010. The Audit Committee is asking the stockholders to ratify this appointment. Ernst & Young LLP has served in this capacity for each of our audits since we became a publicly traded company in 2000.

In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, where he or she will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees billed to Active Power by Ernst & Young LLP for Fiscal 2009 and 2008

The following table presents fees for professional services rendered by Ernst & Young LLP and billed to us for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and 2008, and fees for other services billed by Ernst & Young LLP during those periods:

Fees	2009	2008
Audit fees	$390,000	$425,000
Audit-related fees	20,000	—
Tax fees	—	3,500
All other fees	—	47,091

Total	$410,000	$475,591

Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Form 10-K, the quarterly reviews of financial statements included in our Forms 10-Q, Form S-8 consent procedures and audit and testing of the Company’s internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-related services include fees for consultations concerning financial accounting and reporting matters, responding to SEC comments and Form S-3 consent procedures. Audit-related fees are disclosed as those audit-related fees paid during the specified fiscal year.

Tax Fees. Tax fees include fees for tax compliance, tax advice and tax planning. Tax fees are disclosed as those tax fees paid during the specified fiscal year.

All Other Fees. All other fees include amounts billed by Ernst & Young in connection with consultation on accounting matters addressed during the audit or interim reviews.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services, including those set forth in the table above. The Chairman of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. Our independent registered public accounting firm and management are required to report to the Audit Committee periodically regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Required Vote and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010. Broker non-votes (i.e., proxies submitted by brokers or nominees specifically indicating lack of discretionary authority to vote on the matter) are not considered votes cast. The Board of Directors believes that the adoption of the Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 15, 2010 (unless otherwise indicated), by:

•	each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;

•	each current director, including each director who is a nominee for election as a director;

•	each Named Executive Officer; and

•	all current directors and executive officers as a group.

Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 79,710,373 shares of common stock outstanding as of March 15, 2010. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following March 15, 2010 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Executive Officers and Directors:

James A. Clishem	1,070,016	1.33%
John K. Penver	366,786	*
Lisa M. Brown	166,828	*
Uwe Schrader-Hausmann	98,448	*
Ake Almgren	216,500	*
Rodney S. Bond	165,220	*
James E. deVenny III	50,000	*
Robert S. Greenberg	15,000	*
Jan H. Lindelow	205,000	*
Benjamin L. Scott	175,000	*
All current directors and executive officers as a group (13 persons)	2,770,467	3.39%

Other 5% stockholders:
Kinderhook Partners, LP	7,000,000	8.78%
Sound Energy Partners, Inc	6,476,459	8.12%
Joshua Ruch	5,445,063	6.83%
Impax Asset Management Ltd	5,398,185	6.77%

*	Less than one percent of the outstanding common stock

Notes Regarding Beneficial Ownership Table:

•	The address for all officers and directors is c/o Active Power, Inc., 2128 W. Braker Lane, BK 12, Austin, Texas 78758.

•	James A. Clishem. Includes 232,178 shares of outstanding common stock and 837,838 shares of common stock issuable upon exercise of options within 60 days of March 15, 2010.

•	John K. Penver. Includes 44,598 shares of outstanding common stock and 322,188 shares of common stock issuable upon exercise of options within 60 days of March 15, 2010.

•	Lisa M. Brown. Includes 12,766 shares of outstanding common stock and 154,062 shares of common stock issuable upon exercise of options within 60 days of March 15, 2010.

•	Uwe Schrader-Hausmann. Includes 9,010 shares of outstanding common stock and 89,438 shares of common stock issuable upon exercise of options within 60 days of March 15, 2010.

•	Ake Almgren. Includes 126,500 shares of outstanding common stock and 90,000 shares of common stock issuable upon exercise of options within 60 days of March 15, 2010.

•	Rodney S. Bond. Includes 54,820 shares of outstanding common stock and 110,400 shares of common stock issuable upon exercise of options within 60 days of March 15, 2010.

•	James E. deVenny III. Includes 40,000 shares of outstanding common stock and 10,000 shares of common stock issuable upon exercise of options within 60 days of March 15, 2010.

•	Robert S. Greenberg. Includes 15,000 shares of outstanding common stock.

•	Jan H. Lindelow. Includes 100,000 shares of outstanding common stock and 105,000 shares of common stock issuable upon exercise of options within 60 days of March 15, 2010.

•	Benjamin L. Scott. Includes 75,000 shares of outstanding common stock and 100,000 shares of common stock issuable upon exercise of options within 60 days of March 15, 2010.

•

All current directors and executive officers as a group. Includes 721,311 shares of outstanding common stock and 2,049,156 shares of common stock issuable upon exercise of options within 60 days after March 15, 2010.

•	Kinderhook Partners, LP. Based on a Schedule 13G dated May 29, 2009, as filed with the Securities and Exchange Commission, and other information available to the Company.

•	Sound Energy Partners, Inc. Based on a Schedule 13G/A dated February 13, 2009, as filed with the Securities and Exchange Commission, and other information available to the Company.

•

Joshua Ruch. Pursuant to a Schedule 13G dated February 13, 2009, as filed with the Securities and Exchange Commission, Joshua Ruch reported that he had beneficial ownership over 3,945,063 shares of common stock as of December 31, 2008. 2,853,556 of the shares indicated as owned by Mr. Ruch are held in the name of investment vehicles over which Rho Management Partners, LP, a limited partnership has sole voting and investment control. 12,607 of the shares indicated as owned by Mr. Ruch are held directly by Atlas Capital Corporation, the sole general partner of Rho Management Partners LP. 71,750 of the shares indicated as owned by Mr. Ruch are held by an entity in which Kariba LLC is the sole general partner. Mr. Ruch is the sole stockholder of both Kariba LLC and Atlas Capital Corporation. Mr. Ruch may be deemed to be the beneficial owner of the shares owned by Rho Management Partners LP, Atlas Capital Corporation and Kariba LLC.

•	Impax Asset Management Ltd. Based on a Schedule 13G dated May 30, 2008, as filed with the Securities and Exchange Commission, and other information available to the Company.

CERTAIN TRANSACTIONS

Employment agreements. For information regarding the employment agreements we have with our Named Executive Officers, please see the “Employment Agreements with Officers” section of our Compensation Discussion and Analysis, above.

Registration rights. According to the terms of an investors’ rights agreement among us, investors who purchased shares of our preferred stock in financings prior to our initial public offering, and Joseph F. Pinkerton, III, founder of the Company, Mr. Pinkerton may require us to file a registration statement under the Securities Act of 1933 with respect to the resale of shares of our common stock held by him. We are not required to effect more than two of these demand registrations.

Additionally, Mr. Pinkerton has piggyback registration rights with respect to future registration of our shares of common stock under the Securities Act. If we propose to register any shares of common stock under the Securities Act, Mr. Pinkerton is entitled to receive notice of such registration and is entitled to include his shares in the registration.

If we are eligible to file a registration statement on Form S-3 under the Securities Act, Mr. Pinkerton may also require us to file up to six registration statements on Form S-3 with respect to his shares of common stock, resulting in an aggregate offering of at least $500,000 on each registration statement on Form S-3. We are not required to file more than one registration statement on Form S-3 in any one six-month period.

These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration. We are generally required to bear all of the expenses of all registrations under the investors’ rights agreement, except underwriting discounts and commissions incurred by the selling stockholders. The investors’ rights agreement also contains our commitment to indemnify the holders of registration rights for certain losses they incur in connection with registrations under the agreement. Registration of any of the shares of common stock held by security holders with registration rights would result in those shares becoming freely tradable without restriction under the Securities Act. These registration rights terminate at such time as Mr. Pinkerton (i) holds less than 3% of the fully diluted shares of our common stock and (ii) is eligible to dispose of all his shares pursuant to Rule 144.

Stock options granted to executive officers and directors. For more information regarding the grant of stock options to executive officers and directors in 2009, please see the table “Grants of Plan-Based Awards” and the footnotes thereto included in the Executive Compensation section of our Compensation Discussion and Analysis, above.

Termination of employment and change in control arrangements. For information regarding the employment agreements we have with our Named Executive Officers, please see the “Employment Agreements with Officers” section of our Compensation Discussion and Analysis, above.

Indemnification and insurance. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and officers and have purchased directors’ and officers’ liability insurance. In addition, our certificate of incorporation limits the personal liability of our Board members for breaches of their fiduciary duties.

No loans to officers or directors. We currently have no outstanding loans to any officers or directors. Furthermore, our Board of Directors has resolved that we shall not offer or provide any loans to any officer or director of the Company.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such reports be incorporated by reference into any future filings made by us under those statutes.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act requires Active Power’s directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of Active Power shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Active Power. We have reviewed all forms provided to us. Based solely on that review, Active Power believes that, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied.

ANNUAL REPORT

A copy of our Annual Report to Stockholders for 2009 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

ANNUAL REPORT ON FORM 10-K

We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 4, 2010. Stockholders may obtain a copy of this report, without charge, by writing to the attention of Investor Relations, at our principal executive offices, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758.

THE BOARD OF DIRECTORS OF ACTIVE POWER, INC.

Dated: April 13, 2010

APPENDIX A

ACTIVE POWER, INC.

2010 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Active Power, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity other than as an Employee.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price is reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks are reported); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the service of the Company (or any Parent or Subsidiary).

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(bb) “Performance Period” means any Fiscal Year of the Company or such longer or shorter period as determined by the Administrator in its sole discretion.

(cc) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(dd) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ee) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff) “Plan” means this 2010 Equity Incentive Plan.

(gg) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(hh) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj) “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk) “Service Provider” means an Employee, Director or Consultant.

(ll) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(mm) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is equal to the sum of (i) 2,100,000 Shares, (ii) any Shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) as of the date of stockholder approval of this Plan, plus (iii) any Shares subject to stock options or similar awards granted under 2000 Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2000 Plan that are forfeited to or repurchased by the Company (up to a maximum of 5,639,442) Shares pursuant to this subsection (iii)). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares will be counted against the numerical limits of this Section 3 as 1.25 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.25 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to an Award of Restricted Stock Units, Performance Units or Performance Shares, is terminated due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the unissued Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon the exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 20(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(e) regarding Incentive Stock

Options). Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15), and neither may the Administrator cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price, unless such action is approved by stockholders prior to such action being taken. Further, the Administrator may not offer to buy out for a payment in cash an Option or Stock Appreciation Right after it has been granted (except with respect to any payments made pursuant to Section 15), unless approved by the Company’s stockholders prior to making any such offer;

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) No Liability. Under no circumstances shall the Company, its Affiliates, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Administrator’s or the Board’s roles in connection with the Plan.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6. Stock Options.

(a) Grant of Stock Options. Subject to the terms and conditions of the Plan, an Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand U.S. dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 1,500,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 2,500,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Options granted under the Plan, provided, however, that the exercise price will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an employee of the Company or any Parent or Subsidiary of the Company who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

(d) Option Agreement.

(i) Terms and Conditions. Each Option grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the acceptable forms of consideration for exercise (which may include any form of consideration permitted by Section 6(d)(ii), the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(ii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may include, but is not limited to:

(1) cash;

(2) check;

(3) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company;

(4) by net exercise;

(5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(8) any combination of the foregoing methods of payment.

(e) Term of Option. An Option granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Misconduct, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Misconduct of Participant. If a Participant’s termination occurs as a result of Misconduct or if a Participant engages in Misconduct while his or her Options are outstanding, then all such Options shall terminate immediately and cease to be outstanding.

(iv) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(vi) Other Termination. A Participant’s Award Agreement also may provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,500,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 2,500,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing provisions of this Section 7(c), Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 500,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 750,000 Shares of Restricted Stock. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 500,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 750,000 Restricted Stock Units. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will not reduce the number of Shares available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance

Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 500,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 750,000 Performance Shares and additional Performance Units having an initial value up to $1,500,000. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share and may accelerate the time at which any restrictions will lapse or be removed.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period, or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including: (i) cash flow, (ii) cash position, (iii) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (iv) earnings per Share, (v) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (vi) net income, (vii) net profit, (viii) net sales, (ix) operating cash flow, (x) operating income, (xi) revenue, (xii) revenue growth, (xiii) stock price, and (xiv) working capital. Any criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. The Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, on or before the Determination Date (i.e., within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

(e) Determination of Amounts Earned. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

12. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 15(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights that are not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, and Performance Shares/Units not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the merger or Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance objectives (including any Performance Goals) will not be considered assumed if the Company or its successor modifies any of such performance objectives without the Participant’s consent; provided, however, a modification to such performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A of the Code, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

16. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐
1.	Election of Directors Nominees
01	Rodney S. Bend 02 Benjamin L. Scott
The Board of Directors recommends you vote FOR the following proposal(s):
						For	Against	Abstain
2	To approve the Company’s 2010 Equity Incentive Plan					☐	☐	☐
3	To ratify the appointment of Ernst & Young LLP as independent auditors for Active Power, Inc. For the Fiscal Year ending December 31, 2010					☐	☐	☐
NOTE: In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.
If no specification is made, this Proxy will be voted “FOR” the election of the directors listed above and “FOR” the listed proposals.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.					Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

			JOB #				SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

ACTIVE POWER, INC. PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACTIVE POWER, INC

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders (the “Annual Meeting”) of Active Power, Inc., a Delaware corporation (“Active Power”), and the related Proxy Statement dated April 13, 2010, and appoints John K. Penver and James A. Clishem, each the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Active Power, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held May 13, 2010 at 2128 W. Braker Lane BK12, Austin, Texas 78758, at 1:00 p.m. Central Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon.

If no specification is made on the reverse side, this Proxy will be voted “FOR” the election of directors listed hereon and “FOR” the listed proposals.

Continued and to be signed on reverse side